Registration No.


                       SECURITIES AND EXCHANGE COMMISSION


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ATN GROUP, INC.

             (Exact name of registrant as specified in its charter)

NEVADA                                  4813                      62-1816555
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
      of incorporation         Industrial Classification     Identification No.)
      or organization)               Code Number)

    1661 INTERNATIONAL DRIVE, SUITE 400, MEMPHIS, TN 38120 - (901) 818-3318 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 E. ROBERT GATES
                    VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       1661 INTERNATIONAL DRIVE, SUITE 400
                                MEMPHIS, TN 38120
                                   (901) 818-3318
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                                 JOHN ROOT, ESQ.
                                  C/O SUITE 400
                            1661 INTERNATIONAL DRIVE
                                MEMPHIS, TN 38120
                                 (901) 818-3318


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE

                                                                                     Proposed maximum
Title of each class of securities       Amount to be        Proposed maximum             aggregate           Amount of
          To be registered               registered   offering price per unit (1)   offering price (1)   registration fee
--------------------------------------  ------------  ----------------------------  -------------------  -----------------

Common Stock, par value $.01 per share     2,000,000  $                      12.50  $        25,000,000  $           6,600
--------------------------------------  ------------  ----------------------------  -------------------  -----------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 2000

                             PRELIMINARY PROSPECTUS


                               [GRAPHIC OMITTED]
                                ATN GROUP, INC.
                         WORLDWIDE DATA COMMUNICATIONS


                        2,000,000 SHARES OF COMMON STOCK

     This is an initial public offering of up to 2,000,000 shares of our common stock.

     The shares will be sold by our officers and directors. We will be selling our shares in a direct offering on a "160,000 share minimum, 2,000,000 share maximum" basis. No one has agreed to buy any of our shares, and there is no assurance that any sales will be made. Prospective investors must purchase the shares in increments of 100 shares. Until we have received subscriptions totaling at least 160,000 shares, we will not sell any shares. All proceeds of this offering will be deposited in a non-interest bearing escrow account. We have the right to accept or reject any subscriptions for shares offered hereby in whole or in part. The offering will remain open until all shares offered hereby are sold or October 20, 2001, unless we decide to cease selling efforts prior to such date.

     Prior to this offering, there has been no public market for the shares, and it is possible that no such trading will commence for a substantial period of time after the first closing of this offering. We plan to apply for the approval of the shares for quotation on the Nasdaq SmallCap Market or Nasdaq National Market under the symbol ATNG. We estimate that the initial public offering price will be $12.50 per share. The price of the shares has been determined solely by us, and does not bear any direct relationship to our assets, operations, book or other established criteria of value.

 AN ELECTRONIC FORMAT OF THIS PROSPECTUS IS AVAILABLE ON OUR INTERNET WORLD WIDE
                      WEB SITE AT HTTP://WWW.ATNGROUP.COM.

       THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
        SUBSTANTIAL DILUTION.  YOU SHOULD CAREFULLY READ AND CONSIDER THE
            "RISK FACTORS," COMMENCING ON PAGE 6 FOR INFORMATION THAT
                 SHOULD BE CONSIDERED IN DETERMINING WHETHER TO
                           PURCHASE ANY OF THE SHARES.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
        COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED
             UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                               Underwriting Discounts  Proceeds to
              Price to Public   and Commissions (1)       Us (2)
              ---------------   ---------------------  -----------
Per Share     $         12.50                       -  $25,000,000
              ---------------   ---------------------  -----------

(1) Our officers and directors are offering the shares for sale. If one or more underwriters or broker-dealers are used, of which there can be no assurance, discounts of commissions are not anticipated to exceed 10% of the offering price.
(2)     Before  deducting offering expenses payable by us estimated at $250,000.

                 The date of this Prospectus is October 22, 2000

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. [TO BE PLACED ON LEFT MARGIN OF COVER PAGE]

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
   IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.  NO ONE HAS
           BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

 THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT
                                   PERMITTED.

 YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS
  SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH
                                   DOCUMENTS.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form SB-2 under the Securities Act that we filed with the Securities and Exchange Commission with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed therewith. For further information about us and the shares offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed therewith. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC and at the SEC regional offices located at 1401 Brickell Ave., Suite 200, Miami, FL. 33131, tel:
305-536-4700, e-mail Miami@sec.gov. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are available on this site.

     As of the date of this prospectus, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we will file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

                           FORWARD LOOKING STATEMENTS

     This prospectus includes "forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors which could cause actual results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions, and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include among other things, such factors as:
     -    the overall growth of Internet telephony and data usage,
     - the market acceptance and amount of sales of our products and services,
     -    the competitive environment within the Internet telephony industries,
     - our ability to maintain or increase our market share of Internet telephony market;
     - unforeseen operational difficulties and financial losses due to year 2000 computer problems,
     -    the cost-effectiveness of the our product development activities,
     - the other factors and information disclosed and discussed under "Risk Factors" and in other sections of this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of the forward-looking statements after the date of this prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections titled "Risk Factors," "Management", and "Certain Transactions" and the financial statements and the notes relating to the financial statements.

ATN  GROUP,  INC.

                                   THE COMPANY

ATN GROUP, INC - ("ATN") is a Nevada corporation with corporate offices located in Memphis, Tennessee. The Company was incorporated January 2000 to develop a fully integrated global data network to serve both the VoIP telecommunications and web-based information needs of end-users worldwide. The management of the US operations, as well as the strategic planning, financing and development of its expansion internationally, will be the responsibility of the management team of ATN Group. Joint ventures will be entered into with established telecommunications partners in major regions around the world, accelerating the deployment of the global data network. Acquisitions and /or strategic alliances of/with resellers and ISPs are contemplated to achieve the Company's speed-to-market and customer acquisition objectives.

EXISTING OPERATIONS - ATN Group owns interests in start-up operations in US, Korea, Hong Kong and China. Packet switches are operational in Seoul and under installation in LA and sales programs are being launched by ATN USA and ATN Korea. Initially, the Company will market very price competitive long distance and fixed fee subscription services between the two metropolitan areas. At the same time, ATN USA is preparing to market nationwide its fixed fee subscription service and prepaid calling cards on a combination IP and PSTN network, moving its subscribers from leased gateways to ATN owned or proprietary gateways as the ATN network is built out in the US during 2000 and 2001. The Company has its corporate office in Memphis, TN and satellite locations in Austin, TX and Irvine, CA. ATN Group has recruited into the Company in the US 11 executive and technical staff members and is recruiting additional management and staff from the industry. In addition, its JV affiliate ATN Korea, has an office in Seoul with a current staff of 18 executives, engineers and marketing managers. Management teams are being assembled to operate and manage ATN Hong Kong and ATN China

     We were initially incorporated on January 20, 2000 as ATN Group, Inc. Our principal executive offices are located at 1661 International Drive, Suite 400, Memphis, TN. 38120; telephone: (901) 818-3318; fax: (901) 818-3319; corporate website:  www.atngroup.com.


                                  THE OFFERING

Shares  Offered . . . . . . . . . . .    2,000,000  shares  of common stock, par
                                         value $.01 per share.

Price Per Share . . . . . . . . . . .    $12.50

Shares Outstanding After Offering
     Minimum . . . . . . . . . . . .     28,323,034
     Maximum . . . . . . . . . . . .     30,163,034

Use of Proceeds . . . . . . . . . .      We  plan  to use the proceeds from this
                                         Offering for the following purposes:
                                          -  Joint  Venture  Development,
                                          -  Acquisition  of  Resellers
                                          -  Additional  facilities/software
                                          -  Equipment,
                                          -  Offering  Expenses
                                          -  Working  capital  and  general
                                             Corporate  purposes.
                                         See  "Use  of  Proceeds".

Proposed Symbol for Common Stock
   on the Nasdaq Small Cap Market
   or Nasdaq National Market (1) . .     ATNG

Risk Factors . . . . . . . . . . . .     Purchase  of  shares  of  common  stock
                                         being  offered  hereby  involves  a
                                         significant  degree  of risk, including
                                         risks  associated with, but not limited
                                         to  the  following:
                                          -  the  majority  of our long distance
                                             telecommunication service contracts
                                             have month-to-month  terms,
                                          -  we  have  intense  competition,
                                          -  we depend heavily on key personnel,
                                          -  a  small  number  of  competitors
                                             account  for  a large percentage of
                                             our  competition,
                                          -  we  are  assuming  a  significant
                                             growth  in  the  telecommunications
                                             industry  on  a  global  basis
                                             industry,
                                          -  our  ability  to  adapt  to  rapid
                                             changes in the telecom industry,
                                          -  our ownership is concentrated among
                                             insiders, and
                                          -  there  will  be  immediate  and
                                             substantial  dilution  of  the  net
                                             tangible  book value of shares as a
                                             result  of  this  offering.
                                             See  "Risk  Factors".
_________________
(1) We plan to apply for quotation of the common stock on the Nasdaq SmallCap Market or Nasdaq National Market; however, there can be no Assurance that the common stock will be approved for quotation or that the we will be able to continue to meet the requirements for continued quotation, that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors -- We May Never Become Listed on Nasdaq or We May Become Delisted".

                          SUMMARY FINANCIAL INFORMATION



STATEMENTS  OF  INCOME  DATA:

Revenues                                       $       -0-
Costs  and  Expenses:
    General  and  Administrative               $   325,266
                                               -----------
Total  Expenses                                $   325,266
                                               -----------

Other  Income,  Net                            $       -0-

Net  Income                                    $ (325,266)
                                               ===========

Basic and Diluted Earnings Per Share . . .

We are a development stage company. To date our operations have consisted of capital expenditures toward the development of our worldwide data communications network. Early funds were raised principally through the private placement sale of our common stock. Expenditures for our overhead have been kept as low as possible to enable development of our systems through which our revenues will be earned in the near future.

Balance  Sheet  Data:



Current  Assets . . . . . . . . . . . . . .      $6,156,885
Property  and  Equipment . . . . . . . . .           26,729
Total  Assets . . . . . . . . . . . . . .         6,798,053
Current  Liabilities . . . . . . . . . . .          194,871
Total  Stockholders'  Equity . . . . . . .        6,603,182
_______________

                                  RISK  FACTORS

     The shares offered in this prospectus are speculative and involve a high degree of risk. Only those persons able to lose their entire investment should purchase any of the shares. Prior to making an investment decision, you should carefully read this prospectus and consider, along with other matters referred to herein, the following risk factors.

WE  WILL  FACE  RISKS  ENCOUNTERED  BY SMALL CAP COMPANIES IN TELECOMMUNICATIONS
-RELATED  BUSINESSES  AND  MAY  BE  UNSUCCESSFUL  IN  ADDRESSING  THESE  RISKS

     We face risks frequently encountered by small cap companies in new and rapidly evolving markets, including the market for global long distance services and marketing. We may not succeed in addressing these risks, and our business strategy may not be successful. These risks include uncertainties about our ability to:

          -    attract a larger number of consumers for our services;

          -    sign up new consumer and commercial customers;

          -    add new and compelling services offered through our system;

          -    manage our expanding operations;

          -    adapt to potential decreases in competitors current rates;

          -    successfully introduce new products and/or make acquisitions;

          - continue to develop and upgrade our technology and to minimize technical difficulties and system downtime;

          -    develop new, strategic relationships and alliances; and

          -    attract, retain and motivate qualified personnel.

OUR QUARTERLY OPERATING RESULTS ARE UNCERTAIN AND MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD NEGATIVELY AFFECT THE VALUE OF YOUR INVESTMENT

     Our quarterly results of operations are likely to vary significantly from quarter to quarter. A number of factors are likely to cause these variations, some of which are outside of our control. These factors include:

          - changes in revenue levels resulting from the seasonal buying and use cycles of individual and commercial subscribers;

          - changes in advertising and marketing costs that we incur to attract and retain subscribers;

          -    changes in our  pricing  policies,  the  pricing  policies of our
               competitors  or  the  pricing  policies  for   telecommunications
               companies generally;

          - our rate of subscriber acquisition and the level of activity of new and existing subscribers and others to our system;

          - the introduction of new products and services by us or by our competitors;

          - unexpected costs and delays resulting from the expansion of our operations; and

          - the occurrence of technical difficulties or unscheduled system downtime.

     We believe that our revenues will be subject to seasonal fluctuations as a result of general patterns of subscription and use that are typically higher during the fourth calendar quarter and lower in the following quarter, though our results of operations are not expected to be a direct result of these fluctuations. In addition, expenditures by consumers and business tend to be cyclical, reflecting overall economic conditions and consumer buying patterns. Consequently, our results of operations could be harmed by a downturn in the general economy or a shift in consumer buying patterns.

     Due to these and other factors, we believe that quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, we could be adversely affected. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline. See "Management's Discussion and Analysis."

IT  IS  DIFFICULT  TO  PREDICT  OUR  FUTURE  PERFORMANCE

     Our operating history makes predicting our future performance difficult and does not necessarily provide investors with a meaningful basis for evaluating an investment in our common stock. Although we began operations in 2,000, we will not begin generating any significant revenue from advertising and marketing until 2001. As a result, our performance since January 2000 is not comparable to any prior periods. Moreover, we have never operated during a general economic downturn in the United States, which typically adversely affects consumer and business expenditures.

IF WE ARE UNABLE TO STRENGTHEN OUR BRAND NAMES, WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST COMPETITORS WITH GREATER BRAND NAME RECOGNITION

     We have not historically emphasized our brand names and, although we currently plan to significantly attempt to strengthen our brand names, such program is dependent upon the completion of the minimum of the offering. As competitive pressures in the telecommunications industry increase, brand name strength may become increasingly important. If we do not strengthen our brand names, we may be unable to maintain or increase and gain subscribers, which would be expected to lead to decreased revenues from our clients. We may in the future devote substantial resources to promote "ATN" or other brand names. The reputation of our brand name will depend on our ability to produce high quality service, and to provide a high-quality communication experience for consumers using our service or receiving our promotions. Negative experiences of subscribers, consumers or commercial users with our services might result in publicity that could damage our reputation and diminish the strength of our brand names.

The Internet Telephony industry changes rapidly and We may not be successful in adapting to new technologies.

     Our success in the Internet Telephony industry will be dependent upon its ability to develop new software and services to meet changing customer requirements. The Internet Telephony industry is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new software and service introductions. There can be no assurance that ATN Group can successfully identify new service opportunities and develop and bring new services to the market in a timely manner, or that software, services or technologies developed by others will not render ATN's services uncompetitive or obsolete in the future. ATN's pursuit of technological advances may require substantial time and expense, and there can be no assurance that ATN will succeed in adapting its services to meet future customer requirements.

We  may  be  unable  to  expand  our  Network  Infrastructure.

     We may be required to expand and adapt our network infrastructure as the number of users and the amount of information they wish to transfer increases. The expansion and adaptation of our network will require substantial financial, operational and management resources. There can be no assurance, however, that we will be able to expand or adapt our network to meet additional demand or subscribers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that we will be able to deploy successfully any necessary network expansion. Any failure to expand our network, as needed, on a timely basis or to adapt to changing subscriber requirements or evolving industry standards could have a material adverse effect on our overall business, financial condition and results of operations.

If costs for use of telecommunications and data networks increase, Our operations would suffer.

     Our business relies upon on low cost access to the Internet, private ATM networks and public switched telephone networks for international call completion. Should the cost of internet access, data transport or public switched telephone networks increase or such use otherwise become subject to additional taxes, tariffs, user fees or other costs our cost savings for call completion as compared to conventional long distance services may deteriorate. This occurrence would have a material adverse effect on the our ability to operate profitably, or at all.

IF WE CANNOT DEVELOP OR SECURE SUFFICIENT PROMOTIONAL OFFERS FROM CERTAIN ADVERTISING AND MARKETING RESOURCES, OUR BUSINESS MAY SUFFER

     If we are unsuccessful in developing, acquiring and renewing a continuing array of advertising barter and credits as well as promotional offers for our services, traffic on our service would likely decrease. The attractiveness of our pricing to consumers is based in part on our ability to provide high quality low cost service to consumers. In addition, a number of other telecommunication companies give consumers access to similar offers. We face competition for low cost, trial and promotional offers from these competitors.

THE MAJORITY OF OUR CONTRACTS HAVE MONTH-TO-MONTH TERMS, AND THE LOSS OF A SIGNIFICANT NUMBER OF THESE CONTRACTS IN A SHORT PERIOD OF TIME COULD HARM OUR BUSINESS

     As of October 2000, 100% of our customers prepay. The loss of a significant number of these contracts in any one period will result in an immediate and significant decline in our revenues and cause our business to suffer.

THE LOSS OF THE SERVICES OF ANY OF OUR EXECUTIVE OFFICERS OR KEY PERSONNEL WOULD LIKELY HARM OUR BUSINESS

     Our future success depends to a significant extent on the efforts and abilities of our senior management, particularly Tag Chong Kim, Chairman and Director and Robert Gates, our Vice-Chairman and CEO and other key employees, including our technical and sales personnel. The loss of the services of any of these individuals could harm our business. We may be unable to attract, motivate and retain other key employees in the future. Competition for employees in our industry is intense, and in the past we have experienced difficulty in hiring qualified personnel.

WE FACE INTENSE COMPETITION FROM MARKETING-FOCUSED COMPANIES FOR CUSTOMERS AND MAY BE UNABLE TO COMPETE SUCCESSFULLY

     We may be unable to compete successfully with current or future competitors. We face intense competition from many companies, to provide services for our customers.

     Many of our existing competitors, as well as a number of potential new competitors, have greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. These advantages may allow them to respond more quickly and effectively to new or emerging technologies and changes in customer or client requirements. It may also allow them to engage in more extensive research and development, undertake farther-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, strategic partners and advertisers. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products or services to address the needs of our prospective Internet advertising and marketing clients.

     Internet Telephony is a rapidly developing industry, and new types of products and services may emerge that are more attractive to consumers than the types of services we offer. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share. See "Business -- Competition."

SECURITY AND PRIVACY BREACHES COULD SUBJECT US TO LITIGATION AND LIABILITY AND DETER CONSUMERS FROM USING OUR SERVICES

     Although we will accept credit card information in the future, we have no experience at that now. In such event, we could be subject to litigation and liability if third parties penetrate our network security or otherwise misappropriate our users' personal or credit card information. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. It could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. In addition, the Federal Trade Commission and other federal and state agencies have been investigating various Internet companies in connection with their use of personal information. We could be subject to investigations and enforcement actions by these or other agencies.

     The need to transmit confidential information securely has been a significant barrier to electronic commerce and communications over the Internet. Any compromise of security could deter people from using the Internet in general or, specifically, from using the Internet to conduct transactions that involve transmitting confidential information, such as purchases of goods or services. Internet security concerns could frustrate our efforts. Also, our relationships with consumers may be adversely affected if the security measures we use to protect their personal information prove to be ineffective. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect customers' personal information. We have no insurance coverage for these types of claims.

     Furthermore, our computer servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any such breaches. We may be unable to prevent or remedy all security breaches. If any of these breaches occur, we could lose Internet advertising and marketing clients and visitors to our websites.

WE FACE RISKS FROM POTENTIAL GOVERNMENT REGULATION AND OTHER LEGAL UNCERTAINTIES RELATING TO THE TELECOMMUNICATION INDUSTRY USE OF THE INTERNET

     ATN Group uses the Internet for transmission of long distance telephone calls. Presently, the Federal Communication Commission in the United States ("FCC") does not regulate companies that provide Internet Telephony services as common carriers or telecommunications service providers. Notwithstanding the current state of the rules, the FCC's potential jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which these regulatory authorities have long-standing authority.

     In Canada, the Canadian Radio-Television and Telecommunication Commission ("CRTC") determined in 1998 that Internet Telephony services providers must pay local contribution charges for calls terminating on local telephone networks, while those calls that originate and terminate on computers are not subject to these charges. The possibility exists that regulatory authorities may one day make a determination to apply international call termination fees or otherwise tariff Internet telephony.

     The European Union, distinguishes between voice telephony, which may be regulated by the individual Member States, and other telecommunications services, which are fully liberalized. In a Communication to the Member States regarding Internet telephony, the European Commission concluded that Internet telephony should not be considered voice telephony and thus should not be regulated by the Member States. However, the Commission noted that providers of Internet telephony whose services satisfied the European Union's definition of voice telephony could be considered providers of voice telephony and could be regulated by the individual Member States.

     In Asia and the Pacific Rim, China limits competition in the telecommunications industry to a few government-owned companies. At present, only China Unicom, China Telecom, and Jitong Communications permit Internet telephony on an experimental basis. It is uncertain whether Internet telephony will continue to be permitted when the trial period ends. Changes in the regulatory regimes of these countries that have the effect of limiting or prohibiting Internet telephony, or that impose new or additional regulatory requirements on providers of such services, may result in our being unable to provide IT service within those countries.

     ATN Group will also be required to comply with the regulations regarding the operation of its business in several foreign jurisdictions and will be subject to compliance with the requirements of the authorities of these locales regarding the establishment and operation of its business.

     Access charges are assessed by local telephone companies to long distance companies for the use of the local telephone network to originate and terminate long distance calls generally on a per minute basis. Access charges have long been a source of dispute; with long distance companies arguing that the access rates are substantially in excess of cost and local telephone companies arguing that access rates are needed to subsidize lower local rates for end user and other purposes. The Federal Communications Commission currently is considering whether subscriber calls to Internet service providers should be classified as "local" or "interstate" calls. Although the Federal Communications Commission to date has determined that Internet service providers should not be required to pay interstate access charges to local telephone companies, this decision may be reconsidered in the future if the Federal Communications Commission finds these calls to be "interstate." ATN's costs for doing business would increase if ATN were required to pay interstate access charges.

     In addition, we are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. It is possible that future applications of these laws to our business could reduce demand for our services or increases the cost of doing business as a result of litigation costs or increased service delivery costs.

     Our services are available on the Internet in many states and foreign countries, and these states or foreign countries may claim that we are required to qualify to do business in their jurisdictions. Currently, we are qualified, either directly or through our joint venture relationships, to do business in the United States, South Korea, Hong Kong and China. Our failure to qualify in other jurisdictions if we were required to do so could subject us to taxes and penalties and could restrict our ability to enforce contracts in those jurisdictions.

WE WILL HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING, AND THERE IS A RISK THAT WE MIGHT USE THEM INEFFECTIVELY

     We will have broad discretion over how we use the net offering proceeds, and we could spend the proceeds in ways with which you might not agree. We cannot assure you that we will use these proceeds effectively. We plan to use the proceeds from this offering for development, marketing, insurance, leaseholds, hiring and working capital and general corporate purposes. We have not definitively determined how we will allocate proceeds among these uses, particularly in the event that more than the minimum amount is raised in this offering. Our business strategy includes possible growth through acquisitions, and we may use a substantial portion of the offering proceeds to buy businesses we have not yet identified. See "Use of Proceeds."

WE  MAY  ONLY  SELL  THE  MINIMUM  NUMBER  OF  SHARES

     We can have a closing and accept subscriptions for the sale of shares to investors if at least 160,000 shares have been sold, which is the minimum number of shares that may be sold in this offering. In the event such minimum amount, or any amount which is significantly less that the maximum amount of 2,000,000 shares offered in this offering are sold, we may not be able to develop our products and services and increase our market share in markets in which we compete as aggressively than if more shares were sold. See "Use of Proceeds".

IMMEDIATE  DILUTION

     Purchasers of the shares being sold in the offering will experience immediate and substantial dilution in the net tangible book value of their shares. See "Dilution."

THE COMMON STOCK HAS NO PRIOR MARKET, AND WE CANNOT PREDICT WHEN OR WHETHER AN ACTIVE TRADING MARKET WILL DEVELOP

     There has not been a public market for our common stock. We are not sure when the common stock will start trading, and this may not occur until well after the first closing of this offering. We could decide not to facilitate the commencement or continuation of a trading market for the common stock for an extended period. We cannot predict the extent to which investor interest in our common stock will lead to the development of an active trading market or how liquid that market might become.

THE PRICE OF OUR COMMON STOCK AFTER THIS OFFERING IS LIKELY TO BE VOLATILE AND MAY FALL BELOW THE INITIAL PUBLIC OFFERING PRICE

     The stock market has experienced significant price and volume fluctuations, and the market prices of securities of Internet-related companies have been particularly volatile. Investors may be unable to resell their shares at or above the initial public offering price. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us could result in substantial costs and a diversion of management's attention and resources.

EXISTING SHAREHOLDERS WILL BE ABLE TO EXERCISE CONTROL OF OUR COMMON STOCK AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL SHAREHOLDERS

     Insider control of a large amount of our common stock could have an adverse effect on the market price of our common stock. At the completion of this offering our Chairman of the Board and Director, Tag Chong Kim, our Vice
Chairman and Chief Executive Officer, E. Robert Gates and our Executive Vice President, Woo Jong Kim will beneficially own approximately 79.5% of the outstanding shares of our common stock (in the event the maximum number of shares of common stock offered hereby are sold), or 84.6% of the outstanding shares of our common stock (in the event the minimum 160,000 shares of common stock offered hereby are sold). This concentration of ownership may have the effect of delaying or preventing a change of control of ATN Group, Inc., even if this change of control would benefit shareholders.

NO  ASSURANCE  OF  PROFITABILITY

     We may experience operating losses as we develop, produce and distribute additional products and services, de-emphasize other products and services and continue to develop our business. As a result, we may not be able to maintain our profitability.

UNCERTAINTY  OF  ADDITIONAL  FINANCINGS

     We may be required to raise additional funds after this offering. If additional funds are raised through the issuance of equity securities, you may experience significant dilution. Furthermore, there can be no assurance that additional financing will be available when needed or that if available, such financing will include terms favorable to us or our stockholders. If such financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis--Liquidity and Capital Resources."

RISKS  ASSOCIATED  WITH  OFFERING  NEW  BUSINESS  AND  CONSUMER  SERVICES

     We expect to introduce new and expanded services in order to generate additional revenues, attract more businesses, advertisers, subscribers, consumers and respond to competition. We also may in the future offer-expanded services facilitating the purchase of goods by consumers from our business customers or others. There can be no assurance that we will be able to offer new products or services in a cost-effective or timely manner or that any such efforts would be successful. Furthermore, any new service that we launch that is not favorably received by consumers could damage our reputation or our brand names. Expansion of our services in this manner would also require significant additional expenses and development and may strain our management, financial and operational resources. Our inability to generate revenues from such expanded services sufficient to offset their cost could have a material adverse effect on our business, financial condition and results of operations.

SHORT  PRODUCT  LIFE  CYCLES  MAY  ADVERSELY  AFFECT  REVENUES

     From time to time we or our competitors may announce new products, capabilities or technologies that have the potential to replace or shorten the life cycles of our existing products. Such announcements of currently planned or other new products may cause certain customers to defer purchasing our existing products.

VOLATILITY  OF  STOCK  PRICES

     The market for the common stock is highly volatile. The trading price of the common stock could be subject to wide fluctuations in response to, among other things:

          -    quarterly variations in operating and financial results,

          - announcements of technological innovations or new products by us or our competitors,

          -    changes  in  prices  of  our   products   and   services  or  our
               competitors' products and services,

          -    changes in product mix,

          -    changes in our revenue and revenue growth rates, and

          - response to our strategies concerning software and the Internet marketing and advertising.

     Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us could result in an immediate and adverse effect on the market price of the common stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many software and Internet companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the common stock.

INTERNATIONAL SALES AND OPERATIONS AND CURRENCY FLUCTUATIONS COULD HAVE AN ADVERSE AFFECT

     International sales will be a significant source of our revenues. We believe that maintaining and increasing profitability may be facilitated by and among other matters, additional expansion of sales in foreign markets. In order to increase international sales, we may be required to establish additional foreign operations, hire additional personnel and recruit additional international resellers. The introduction of the Euro may have an impact on currency fluctuations. Although exposure to currency fluctuations to date has not been significant, fluctuations in currency exchange rates in the future could have a material adverse impact on us. Additional risks inherent in our international business activities include:

          -    unexpected changes in regulatory requirements,

          -    tariffs and other trade barriers,

          -    costs of localizing products for foreign countries,

          -    lack of acceptance of localized products in foreign countries,

          -    longer accounts receivable payment cycles,

          -    difficulties in collecting payment,

          -    difficulties in managing international operations,

          -    potentially adverse tax consequences,

          -    reduced protection for intellectual property, and

          -    the burdens of complying with a wide variety of foreign laws.

     Any of these factors or others that we have not yet contemplated could have a material adverse effect on our future international operations.

LITIGATION  AND  POTENTIAL  LITIGATION  MAY  BE  COSTLY  AND/OR  TIME-CONSUMING

     Our competitors and potential competitors may resort to litigation as a means of competition. Any litigation involving us, whether as plaintiff or defendant, regardless of the outcome, may result in substantial costs and expenses to the us and significant diversion of effort by our management and technical personnel. In the event of an adverse result in any such litigation, we could be required to:

          -    expend   significant   resources   to   develop    non-infringing
               technology,

          - obtain licenses to the technology which is the subject of the litigation on terms not advantageous to us,

          -    pay damages, and/or

          -    cease the use of any infringing technology.

     There can be no assurance that we would be successful in such development, that any such licenses would be available and/or that we would have available funds sufficient to satisfy any cash awards.

DEPENDENCE ON RETAILERS, DISTRIBUTORS AND SALES REPRESENTATIVES MAY ADVERSELY AFFECT SALES AND CASH FLOWS

     Our distributor customers are not contractually required to make future purchases of our products and could discontinue carrying or purchasing our products, at any time and for any reason. Distributors generally are in a strong position to negotiate favorable terms of sale, including price discounts. Further, resellers may give higher priority to products other than ours, thus reducing their efforts to sell our products

UNCERTAIN  PROTECTION  OF  INTELLECTUAL PROPERTY, RISKS OF THIRD-PARTY LICENSES.

     We regard our patents, copyrights, service marks, trademarks, trade dress, trade secrets, and similar intellectual property as critical to our success, and rely on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our proprietary rights. We will hold several trademarks and service marks in the United States. We may not seek or achieve effective trademark, service mark, copyright and trade secret protection in every country in which the our products and services are made available. There can be no assurance that the steps we have taken to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our patents, copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims, including patent infringement claims, in which case we may have to defend or protect our patents at significant cost.

RISKS  ASSOCIATED  WITH  POTENTIAL  ACQUISITIONS

     As part of our business strategy, we may make acquisitions of, or significant investments in, complementary companies, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things:

          - the difficulty of assimilating the operations and personnel of the acquired companies,

          -    the potential disruption of our ongoing business,

          - the diversion of resources from our existing businesses, sites and technologies,

          - the inability of management to maximize our financial and strategic position through the successful incorporation of the acquired technology into our products and services,

          - additional expense associated with amortization of acquired intangible assets,

          - the maintenance of uniform standards, controls, procedures and policies, and

          - the impairment of relationships with employees and customers as a result of any integration of new management personnel.

     There can be no assurance we would be successful in overcoming these risks or any other problems encountered with such acquisitions, and our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations.

GENERAL  LIABILITY  AND  COMMERCIAL  INSURANCE,  PRODUCT  LIABILITY  INSURANCE

     Although we will carry general liability, product liability and commercial insurance, there can be no assurance that this insurance will be adequate to protect us against any general, commercial and/or product liability claims. Any general, commercial and/or product liability claim which is not covered by such policy, or is in excess of the limits of liability of such policy, could have a material adverse effect on our financial condition. There can be no assurance that we will be able to maintain this insurance on reasonable terms.

LIMITED DIRECTORS' LIABILITY COULD PREVENT STOCKHOLDERS FROM HOLDING DIRECTORS RESPONSIBLE FOR A LACK OF CARE

     Our Certificate of Incorporation provides that our directors (but not our officers) will not be held liable to us or our stockholders for monetary damages upon breach of a director's fiduciary duty, except to the extent otherwise required by law.

NO  DIVIDENDS

     We have never paid any cash dividends on the common stock (other than S-corporation distributions) and we do not anticipate paying any dividends in the foreseeable future.

POSSIBLE ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT STOCKHOLDER APPROVAL COULD DILUTE STOCKHOLDERS

     As of the date of this prospectus, we have an aggregate of 28,163,034 shares of common stock outstanding. Although there are no other material present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, other than in connection with the exercise of outstanding stock options, any shares issued would further dilute the percentage ownership of our common stock held by our stockholders.

SHARES  HELD  BY  INSIDERS

     All of the 28,163,034 outstanding shares of our common stock are restricted, which means that they may only be sold under certain conditions. Our Chairman and Vice-Chairman of the Board, currently hold the majority of the shares. If a large number of such shares are sold, it may reduce the value of your shares.

DETERMINATION  OF  OFFERING  PRICE

     No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the offering price of the shares. We have arbitrarily determined the offering price and other terms relative to the shares offered. The offering price may not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, since we do not have a professional underwriter, we may not be able to sell shares as quickly and we may not be able to sell as many shares.

UTILITY  OUTAGES

     In the past we have experienced temporary outages in our telephone service and electric power. While such outages have never affected systems that are critical to our operations, there is no assurance that such outages will not occur in the future more frequently or with greater magnitude or duration. Such outages could materially and adversely affect our business, financial condition and results of operations.

WE  MAY  NEVER  BECOME  LISTED  ON  NASDAQ  OR  WE  MAY  BECOME  DE-LISTED

     We intend to apply for inclusion of the shares on the Nasdaq SmallCap Market or the Nasdaq National Market, and we hope that the shares will trade on Nasdaq immediately upon the initial closing of the offering. Under Nasdaq criteria, an issuer seeking initial inclusion of its securities on Nasdaq is required to meet certain threshold levels relating to assets, market capitalization, net income, market value of public float, minimum bid price and number of registered market makers, among others. There is no assurance that the shares will ever be approved for inclusion on Nasdaq. Even if the shares become listed on Nasdaq, there is no assurance that they will not become delisted at a future time if the Nasdaq-imposed maintenance thresholds are not satisfied at all times. The inability to have the shares listed on Nasdaq could materially hinder the development of a public trading market for the shares. Any delisting could cause a material decline in the market price of the shares if a market should develop and adversely affect the liquidity of the shares.

PENNY STOCK REGULATION

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

     - deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market;

     - provide the customer with current bid and offer quotations for the penny stock;

     - explain the compensation of the broker-dealer and its salesperson in the transaction;

     - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

     - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our shares becomes subject to the penny stock rules, investors may find it more difficult to sell their shares in the event they becomes otherwise freely resalable.

INABILITY  TO  ATTRACT  MARKET  MAKERS

     There is currently no public trading market for the shares. The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. Following the completion of the first closing under this offering, certain broker-dealers may become the principal market makers for the shares. Under these circumstances, the market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to become listed on the Nasdaq SmallCap Market or Nasdaq National Market, we need to have at least three registered and active market makers. We currently have no market makers. No assurance can be given that any market making activities of any market makers, if commenced, will be continued.

                                 USE OF PROCEEDS

     The net proceeds to us from the sale of the common stock (after deducting offering expenses) are expected to be approximately $2,000,000 if the minimum number of 160,000 shares is sold and $25,000,000 if the maximum number of 2,000,000 shares is sold. These proceeds are intended to be utilized substantially as follows:

Application  of  Proceeds                    Minimum               Maximum
-------------------------                 ----------            ------------

Joint Venture Development                 $        0            $  3,230,000
Acquisition  of  Resellers                   500,000               5,000,000
Additional Facilities/Software               200,000                 200,000
Equipment                                    500,000              10,000,000
Offering  Expenses                           100,000                 250,000
Working Capital and General
  Corporate Purposes                         700,000               3,550,000
                                          ----------            ------------
                                          $2,000,000            $ 25,000,000
                                          ==========            ============

     The amounts set forth above are estimates. The actual amount expended to finance any category of expenses may be increased or decreased by our Board of Directors, in its discretion, if a reapportionment or redirection of funds is deemed to be in our best interests. The level and timing of expenditures necessary for each of the intended uses described above will depend upon numerous factors, including the progress of our product development activities, the timing and amount of revenues resulting from our operation and changes in competitive or technological conditions in our industry. If the minimum amount is raised, our expansion plans will be limited. In the event that an amount between the minimum and maximum amounts if raised hereby, we intend to allocate such proceeds approximately proportionately to the above uses, but may, dependent on circumstances, allocate the use of such proceeds in a different manner. See "Risk Factors - Discretion in Use of Funds".

     The expansion plans set forth in this prospectus represent our current plans for the development and expansion of our business. We reserve the right when and if the opportunity arises, to acquire other businesses, products and technologies for the purpose of expanding our business, as described in this prospectus. If such a business opportunity arises, we may use a portion of our working capital for that purpose. We have no specific plans, arrangements, understandings or commitments with respect to any such acquisition at the present time, and it is uncertain as to when or if any acquisition will be made. We are not currently involved in any negotiations for purchasing any business or group of assets other than with respect to ATN Korea, Ltd., ATN Hong Kong Ltd., ATN China, Ltd., and ATN USA, Inc. See "Business - Strategy".

     The net proceeds from this offering, together with internally generated funds, based on historical experience, are expected to be adequate to fund our working capital needs for the next 12 months. See "Management's Discussion and Analysis - Liquidity and Capital Resources". Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-terms, interest-bearing deposits in banks.


                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

                                 CAPITALIZATION


     The following table sets forth our capitalization (i) at August 31, 2,000 and, (ii) as adjusted to give effect to the sale of the minimum number of 160,000 shares of common stock offered hereby and to the sale of the maximum number of 2,000,000 shares of common stock offered hereby at an assumed public offering price of $12.50 per share, and after the application of the net proceeds of such sale, as described in "Use of Proceeds". See "Description of Capital Stock".

                                                                  August 31, 2000 (unaudited)
                                                          --------------------------------------
                                                             Actual        As Adjusted (1)
                                                          -----------  -------------------------

                                                                        Minimum      Maximum
                                                                      ----------  --------------
STOCKHOLDERS' EQUITY

Common Stock $.01 par value per share;
   50,000,000 shares authorized; 28,163,034
   shares issued and outstanding; 28,323,034 shares
   issued and outstanding, as adjusted (assuming
   the minimum number of shares are sold); 30,163,034
   shares issued and outstanding, as adjusted (assuming
   the maximum number of shares are sold) . . . . . . .   $  281,630   $  283,230   $   301,630

Additional Paid-In Capital . . . . . . . . . . . . . . .   6,984,162    8,982,562    31,964,162
Current Period Deficit in the Development Stage . . . . .   (325,266)    (325,266)     (325,266)
Stock Subscriptions . . . . . . . . . . . . . . . . . . .   (225,000)    (225,000)     (225,000)
Unrealized Losses on Marketable Securities . . . . . . . .  (112,344)    (112,344)     (112,344)
                                                          -----------  -----------  ------------
Total Stockholders' Equity . . . . . . . . . . . . . . .  $6,603,182   $8,603,182   $31,603,182
                                                          ===========  ===========  ============

___________________
(1) Adjusted to reflect the anticipated receipt and application of the net proceeds of this offering.


                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

                                    DILUTION

     Our net tangible book value at August 31, 2000 is $6,603,182 or $.23 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 28,163,034 the number of shares of common stock outstanding at August 31, 2000. See "Description of Capital Stock". After giving effect to the sale of 160,000 shares (in the event that the minimum number of shares offered hereby are sold) or 2,000,000 shares (in the event that the maximum number of shares offered hereby are sold), the as adjusted net tangible book value at August 31,2000 would be 8,603,182 or $.30 per share in the event that the minimum number of shares offered hereby are sold, or $31,603,182 or $1.05 per share in the event that the maximum number of shares offered hereby are sold. This represents an immediate increase in net tangible book value of $.07 per share in the event the minimum number of shares are sold and $.82 in the event the maximum number of shares are sold to the existing stockholders and an immediate dilution of $ 12.43 per share to new investors in the event that the minimum number of shares offered hereby are sold, or $ 11.68 per share to new investors in the event that the maximum number of shares offered hereby are sold. The following table illustrates this per share dilution:

                                                                  Minimum   Maximum
                                                                  --------  -------
Assumed Public offering price per share of Common Stock Offered hereby (1) . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  12.50  $12.50
   Net tangible book value per share before offering . . . . . .       .23     .23
   Increase per share attributable to new investors. . . . . . .       .07     .82
As adjusted net tangible book value per share after offering . .       .30    1.05
Dilution per share to new investors. . . . . . . . . . . . . . .  $  12.43  $11.68

_____________________
(1) Assumes an offering price of $12.50 per share, before deduction of offering expenses.

     The following tables summarize the relative investments of investors pursuant to this offering and our current stockholders, assuming a per share offering price of $12.50, before deduction of offering expenses:

                                                 Current         Public
     Minimum                                   Stockholders    Investors       Total
     -------                                  --------------  ------------  ------------
Number of Shares of Common Stock Purchased .            -0-       160,000       160,000
Percentage of Outstanding Common Stock After
Offering . . . . . . . . . . . . . . . . . .           99.4%           .6%          100%
Gross Consideration Paid . . . . . . . . . .  $         -0-   $ 2,000,000   $ 2,000,000
Percentage of Consideration Paid. . . . . .             -0-%          100%          100%
Average Consideration Per Share of Common
Stock . . . . . . . . . . . . . . . . . . .   $         -0-   $     12.50   $     12.50


                                                 Current        Public
     Maximum                                  Stockholders     Investors        Total
     -------                                  --------------  ------------  ------------

Number of Shares of Common Stock Purchased .            -0-     2,000,000     2,000,000
Percentage of Outstanding Common Stock After
Offering . . . . . . . . . . . . . . . . . .           93.4%          6.6%          100%
Gross Consideration Paid . . . . . . . . . .  $         -0-   $25,000,000   $25,000,000
Percentage of Consideration Paid. . . . . .             -0-%          100%          100%
Average Consideration Per Share of Common
Stock . . . . . . . . . . . . . . . . . . .   $         -0-   $     12.50   $     12.50

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

          The following discussion should be read in conjunction with the historical financial statements, including the notes thereto, included elsewhere in this prospectus.

GENERAL


EIGHT  MONTHS  ENDED  AUGUST  31,  2000.


Revenues

          We are a development stage company. To date our operations have consisted of capital expenditures toward the development of our worldwide data communications network. Early funds were raised principally through the private placement sale of our common stock. Expenditures for our overhead have been kept as low as possible to enable development of our systems through which our revenues will be earned in the near future.


General  and  Administrative  Expenses

          As we previously stated in this statement, we are a development stage company incurring expenses to establish the infrastructure needed to sell digital data communications products and services. Additionally, we are expending funds to build our worldwide data network and begin providing services.


LIQUIDITY  AND  CAPITAL  RESOURCES

Foreign  Currency  Transactions

          Our revenues from Asia are denominated in US dollars. Accordingly, we do not incur transaction gains and losses related to foreign currencies. Our monetary transactions are converted into US dollars before being transferred to ATN Group, Inc. As a result, there are no transaction gains or losses related to foreign currencies. All gains or losses occur on the level of the joint venture and are taxed in that jurisdiction.

Income  Taxes

          We have formed ATN Group, Inc. as a C corporation, which means that all taxes are incurred and paid directly by the company. Current losses from activities as a development stage company will be carried forward and offset against future taxable gains.

YEAR  2000  COMPLIANCE  ISSUES

          We have determined that products that we have developed are Year 2000 compliant. We currently believe that we have no liability concerning any of our products with respect to Year 2000 requirements.

INFLATION

          We believe that inflation has generally not had a material impact on our operations. We do not anticipate a material negative impact as a result of the effects of inflation.

                                    BUSINESS

OVERVIEW

INTRODUCTION
A full-fledged information society is rapidly becoming a reality. Its development is fueled by the rapid technological change, which is transforming the information industries. One of the most significant factors is the increasing use by different sectors, notably the telecommunications, media and information technology (IT) sectors, of the same technologies. Evidence of such convergence has been mounting in recent years with the emergence of the Internet and with the increasing capability of existing networks to carry both telecommunications and broadcasting services. Products and services being delivered by these competing industry sectors are illustrated by the following examples:

     - Broadcasters are branching into new areas, such as data broadcast (data services over digital broadcasting platforms), Internet Web casting of news, sports, concerts and of other audiovisual services and telecommunications transport and services
     - Telecommunications operators are providing audiovisual services, such as video-on-demand and cable television.
     - Internet service providers are starting to distribute audiovisual material; Internet access providers are beginning to supply voice telephony services (VoIP); telecommunications operators have become major players in the provision of Internet access, as well as backbone infrastructure.
     - Cable operators are providing a range of telecommunications services, including voice telephony and are starting to deploy cable modems to offer high speed Internet access, in addition to their traditional business of television programming distribution.
     - Computer technology now plays a key role in content creation and production in both cinema and broadcasting worlds.
     - On-line services are being combined with television via systems such as Web-TV

The flexibility of digital information is creating the possibility for more and enriched conventional services, such as digital television and radio and better quality mobile communications, as well as a whole range of new services and applications. These new services are as varied as electronic newspapers, on-line supermarkets and catalogues, home banking, and the use of multimedia web sites for both internal business communications.

The implications of these developments are far reaching. Convergence is not just about technology. It is about services and about new ways of doing business and of interacting with society. The global nature of communications platforms today, in particular the Internet, is providing a key, which will open the door to the further integration of the world economy. The ATN Group is seizing this opportunity and will take a significant position in the emerging and exploding E-commerce global economy that is driven by digital technology. As the Business Plan sets forth, ATN will position itself quickly to take advantage of the re-distribution of market share that will occur as the convergence of these major industry sectors continues to accelerate.

THE  COMPANY

ATN GROUP, INC - ("ATN") is a Nevada corporation with corporate offices located in Memphis, Tennessee. The Company was organized in January 2000 to develop a fully integrated global data network to serve both the VoIP telecommunications and web-based information needs of end-users worldwide. The management of the US operations, as well as the strategic planning, financing and development of its expansion internationally, will be the responsibility of the management team of ATN Group. Joint ventures will be entered into with established telcom partners in major regions around the world, accelerating the deployment of the global data network. The Company must move quickly to exploit first-to-market marketing advantages that exist today for the delivery of VoIP and other bundled digital products and services for which demand is growing at an accelerating rate. Acquisitions and /or strategic alliances of/with resellers and ISPs are contemplated to achieve the Company's speed-to-market and customer acquisition objectives.

US  OPERATION
The company will built up its own hybrid VoIP nationwide network and offer on a monthly fixed fee basis unlimited long-distance calling product. The ATN long-distance service will sell in the US at an equivalent four (4) cents per minute (margins assume a residential subscriber utilization rate of 750 minutes per month). ATN's business plan assumes the ATN price will decline to three (3) cents per minute (or lower) as the level of competition intensifies. ATN believes that pricing at this below-market level should make the ATN service highly marketable in the US where a seven (7) cents per minute rate is the competitive per-minute standard today. With ATN's network cost declining from three (3) cents per minute to less than one (1) cent per minute, the Company will be in a position, if necessary, to price even more aggressively than the already low selling prices assumed in the business planning model. Noteworthy is that the market leaders that today control over 95% of the telecommunications market are not in a position to price below the five (5) cents mark. In order to compete at these lower selling prices, these overburdened circuit-switch carriers must restructure their operations to move away from their existing circuit-switch platform and/or venture into the media and information technology sectors, all of which are expensive in terms of time, money and strategic focus.

ASIAN  OPERATION
                                  JOINT VENTURE

STRATEGY - We are attempting to enter many Asian countries in a short period of time and our basic strategy is to team up with people that have expertise in communications and/or government regulation within those Asian territories. Generally, we will enter into joint ventures or partnerships with entities having access to individuals with the required expertise. Entities will be formed to fully accommodate or exploit the relationships and foreign business laws.

ATN KOREA - We have acquired a 49% equity interest in ATN Korea, Ltd. under a joint venture arrangement that has been negotiated. We also have an agreement with an officer and owner of ATN Korea to purchase an additional 11% ownership interest in ATN Korea upon approval by the Korean government. The Korean government recently approved ATN Korea's application for an IT license permitting it to enter the Korean telecommunications market as a provider of VoIP services. Operationally, ATN Korea has relationships with Dacom as well as Korea Telecom and other carriers, through which it will terminate calls in Korea and throughout Asia at very competitive rates. ATN Korea has net assets of approximately $3 million. Its management, technical staff and sales team are all experienced telecom professionals who have worked for years in the industry throughout Asia. All are very knowledgeable in PSTN operations, satellite and IP data/voice communications.

ATN HONG KONG AND ATN CHINA - In addition to its immediate entry into the Korean market, ATN Group has entered into joint venture arrangements in Hong Kong and China with Grand Oriental Asia Limited ("GOA"). The principals of GOA are well capitalized and have existing relationships with business and political leaders in Hong Kong and Mainland China. ATN owns 40 % and 49% interests, respectively, in these two joint venture enterprises. The strategic alliances with GOA in Hong Kong and China bring into the business structure of ATN Group operating agreements with major telecom companies in Hong Kong in China, the first two of strategic alliances that are critical to the success of the Company, not only in Asia, but also the US and other markets worldwide that ATN Group will enter beginning 2001.

INDUSTRY  BACKGROUND
             MAJOR PARADIGM SHIFT IN THE TELECOMMUNICATIONS INDUSTRY

TELECOMMUNICATIONS ACT IN 1996 - The promulgation of the Telecommunications Act in 1996, to an extent, sealed the fate of competition in the local and long distance markets. The arrival of competitive local exchange carriers (CLECs) has brought about a change in the degree of competition in the business voice and data services markets. Apart from the tumultuous rise in demand for one-stop-shop solutions, new technologies are also emerging and the prices are experiencing a continuous decline.

THE PSTN HAS SLOWLY EVOLVED OVER THE LAST 100 YEARS - The architecture of today's PSTN (public switched telephone network) is a direct descendant of the original manned switchboards of Alexander Graham Bell's day. The PSTN uses a circuit-switched architecture in which a direct connection, or circuit, is made between two users. It has slowly transformed from a mechanical switching fabric with analog circuits to a complex mixture of analog and digital circuits with a variety of signaling techniques. Voice is transmitted in one way: sampled in 8-bit bytes, 8,000 times a second, for an aggregate rate of 64 Kbps. The entire telephone network is designed around this rate and for this one type of traffic (voice). The fact that the entire PSTN was designed for circuit switching of voice calls has made it very difficult and in many cases has limited the ability to add new services to the network, or to increase the efficiency of traffic handling.

DIGITAL TECHNOLOGY: THE CATALYST OF CHANGE - The Telecommunications Industry is undergoing radical change. Digital technologies have brought about the capability to deliver voice over more cost-effective data networks using VoIP (Voice using Internet Protocol), overwhelmingly considered to be the next-generation technology for the telecommunications industry. The emergence of VoIP as a more efficient, flexible and digitally interactive alternative to traditional telecommunications is revolutionizing the industry. The rapid change and volatility is presenting major business opportunities for "fast-mover" VoIP companies such as ATN Group that will share in the redistribution of industry returns as users of data networks literally take over world markets.

ATN VOIP BUSINESS OPPORTUNITY - As the telecommunications industry continues its rapid transition from circuit switch (or voice) networks to packet switch (or data) networks, there will be a major reallocation of market share. We believe that this shift in share of market should favor progressive companies such as ATN Group that have been organized specifically around data communications, initially focusing exclusively on the VoIP opportunity. The Company is positioning itself to aggressively engage in competition for share of market in the largest consumer service industry worldwide, which post-convergence will far exceed $1 trillion.

                    IP TELEPHONY (VOIP) BUSINESS OPPORTUNITY

The emergence of VoIP as a low-cost alternative to long distance service delivered today by market leaders over the PSTN circuit-switch network has created a unique business opportunity for the Company. While the lower cost is differentiating, more relevant today to carriers, service providers and consumers worldwide is the capability using digital technologies to integrate all forms of communications with other information products and services over data networks.

PACKETIZED DATA: THE NEW STANDARD FOR NETWORK COMMUNICATIONS - The IP packet network is becoming the standard of communications networks, as VoIP is quickly emerging as the telephony technology of choice. All other major forms of information and communications, too, are going digital. The use of existing data networks via Internet Protocol (IP) is creating an epic change that is reverberating throughout the telecommunications industry. Just as the Internet is creating a "new economy", VoIP is transforming telecommunications.

FCC CHAIRMAN EXPECTS GREAT THINGS FROM IP TELEPHONY - FCC Chairman William E. Kennard is watching the development of IP telephony and wireless technologies, both of which have the potential to change the face of the telecommunications marketplace. During a June 30, 2000 press conference, Kennard said IP telephony's growth "will spread like wildfire" once the 53 percent of American residential consumers now online discover they can make long-distance phone calls at a fraction of the current cost.

SIZE OF IP TELEPHONY SERVICE MARKET GROWING RAPIDLY - There is a wide range of numbers describing both the current size of the IP telephony market and the growth of the market over the next three to five years. While the specific projections vary, even the most conservative analysts are predicting phenomenal growth. Estimates from respected market research firms predict VoIP revenues of $10-20 billion by 2002.
-------------------------

THE COMPETITION IS MOMENTARILY "STYMIED" - The Company has an opportunity if it moves quickly. This appears to be the situation in spite of the fact that the competition will be intense for IP telecommunications market share in the future. At present, the competition is somewhat hindered from providing VoIP at retail. Consider the following:

     1. The Company resides in a new industry currently in disarray. There are no ITSPs (Internet Telephony Service Providers) that today offer a basic phone-to-phone VoIP service. Furthermore, there is no indication
                --------------
          that these companies intend to expand their service offering to meet the consumer demand for bundled services delivered in a total information and communications solution.

     2. In addition to fundamental technical issues (see below), the various service providers that "own" the customers locally have business, financial and legal issues that must be resolved before they will be in a position to offer IP telephony service:

     3. RBOCs (Regional Bell Operating Companies) - Recently, the FCC made a ruling allowing RBOCs to offer long distance services. This ruling will be in dispute for quite some time. It is also expected that the FCC will soon decide if, for the first time, it will allow another regional phone carrier enter the long distance market.

     4. ISPs - Even the large ISPs are entering the waters with a certain amount of trepidation. In addition to capital outlay for new equipment, many ISPs are concerned that the price attached to this new IP telephony service also includes changing their basic business strategy. Even with the new VoDSL technology currently being field tested, they question how this will fit into their present and future business plans.

     5.   Cable  Companies  - Cable  companies  have a  problem  unique to their industry that will impede progress. Market surveys indicate that the cable companies are perceived by their customers as poor service providers and operators. Furthermore, those surveyed indicated measurable resistance to relying on their cable company for either their ISP or telephone service.

     6. CLECs - At present, CLECs are wholesalers of data services, except to business accounts that for the present are not the primary target market for the Company (although an important market for ATN to develop). Regardless, as with the ISPs, making large capital outlays for new equipment does not fit well strategically for an industry that has not yet matured financially.

     7. Traditional long distance (and local) telephone companies face a serious dilemma. With their advanced and extensive circuit-switched and IP networks, AT&T, MCI WorldCom, have the technical capabilities to offer Internet telephone service. What they lack is the economic incentive. Their IP telephony offering competes against ("cannibalizes") their bread-and-butter circuit-switched voice services.

     8.   The broadband switch technologies are just now being field tested

     9. "Voice over Cable" - This voice technology is not yet ready for deployment. The cable industry has just now unveiled its PacketCable architecture, including features for IP telephony. Field trials will begin in the second quarter and full equipment might (or might not) be available by late 2000.

     10. "Voice over DSL" (VoDSL) - This voice technology is not yet ready for deployment. Noteworthy is that predictions are that DSL will be available to at least 70 percent of US homes by 2004.

     11.  Consumers want bundled communications and information services.

Accordingly, we intend to quickly proceed to establish ourselves in the market as the first ITSP (or other provider for that matter) to provide the consumer
         -----
the bundled communications and information services wanted from a single service provider. In addition to aggressively advertising, the Company contemplates accelerating its time to market by aligning with certain local service providers that have established customer bases. ISPs and CLECs are obvious potential partners, more so the unregulated ISP. Both need capital/earnings and an entr e into the VoIP market.

GROWTH OF THE INTERNET AND ONLINE COMMERCE AND OUR INTENDED MARKETING PLANS-Over the past several years, the Internet has emerged as a powerful and efficient new medium, enabling people worldwide to exchange information, communicate and conduct business electronically. The number of people using the Internet continues to expand rapidly. International Data Corporation ("IDC") estimates that the number of people using the Internet will grow from approximately 160 million worldwide in 1998 to over 500 million worldwide by the end of 2003.

     Businesses have recognized the online commerce opportunity and are increasingly using the Internet to sell and distribute products and services. According to IDC, online commerce will increase from approximately $50 billion worldwide in 1998 to approximately $1.3 trillion worldwide in 2003, representing a compound annual growth rate of approximately 92%. As online commerce and the number of people using the Internet grow, advertisers and direct marketers are increasingly using the Internet to locate customers, advertise products or services and facilitate transactions. The eAdvertising Report, which was prepared by Advertising Age and eMarketer, estimates that approximately $1.5 billion was spent on Internet advertising worldwide in 1998 and that this amount will grow to approximately $8.9 billion in 2002.

DIRECT MARKETING- We will use direct marketing as a primary method of selling our services and products. Advertising expenditures can be broadly categorized as either brand advertising or direct marketing. Brand advertising is intended to generate brand name awareness and create a specific image for a particular company, product or service. Direct marketing involves any direct communication to a consumer intended to generate a specific response or action, generally the purchase of a product or service. The Direct Marketing Association estimates that direct marketing accounts for over 57% of total U.S. advertising expenditures and that in 1998, marketers spent $80.1 billion in the United States on direct marketing to consumers.

TRADITIONAL DIRECT MARKETING - Traditional direct marketing media include direct mail, telemarketing and newspaper, magazine, radio and television advertisements. Although traditional direct marketing is effective and widely used, it presents a number of challenges for marketers and consumers alike. Traditional direct marketers generally lack specific and timely information on a particular consumer's immediate interests. As a result, marketers spend considerable resources on communications most consumers don't want or need. For example, according to BAIGlobal, Inc., the average response rate to the nearly
3.5 billion mailings of credit card solicitations in 1998 was only 1.2%. Given the costs associated with traditional direct marketing, which include telecommunications, postage, printing, assembly, labor and facilities, we believe we must use a vary focused program using this method.

ONLINE DIRECT MARKETING - Online direct marketing media include banner advertisements, targeted email solicitations and website sponsorships. We believe online direct marketing is more attractive than traditional direct marketing because it requires lower production costs and provides easier and faster customer response features. In addition, online direct marketing allows marketers to easily:

          -    develop one-to-one relationships with consumers;
          -    collect data and feedback on marketing campaigns; and
          - customize marketing campaigns to broad audiences or specific groups.

     Even with these advantages, direct marketers face challenges in realizing the full potential of the Internet as a marketing medium. With millions of websites, only a fraction of which have significant audiences, it is difficult for marketers to decide where to spend their marketing dollars. Even leading brand name marketers who build their own websites must find ways to attract a sizeable audience of visitors. In addition, technological hurdles may impede conventional direct marketers from successfully extending their activities to the Internet. In order to participate in most online marketing efforts, marketers must build and maintain websites as well as incorporate order-taking capabilities and develop systems to integrate online ordering with their traditional databases.

     We believe as marketers that we need a solution that benefits from the effectiveness of direct marketing while overcoming the challenges presented by both traditional and online marketing methods.

                                THE ATN SOLUTION

     We act as a total communications company, acting between consumers. When a consumer wishes to make a long distance telephone call, he simply picks up the phone and dials. We handle all the connections and routing of the call between where the call is begun and where it ends. We also offer a consumer-directed process in which consumers select, from a list, only those products of immediate interest to them. We believe that our solution creates a highly effective method of direct marketing in terms of cost, targeting, efficiency and consumer satisfaction.

TECHNOLOGY

DEVELOPMENT  OF  ATN  PROPRIETARY  MULTI-MEDIA  GATEWAY
We have finished the due diligence process to supply packet-switch equipment that can provide through a joint venture arrangement an ATN designed, manufactured and branded multi-media gateway that is "carrier-class" in its design flexibility, capacity capability and scalability. To our knowledge, none exist today, although Sonus' recently announced products are well beyond the enterprise-level classification. We have agreed with two Korean companies that we believe has the capability to produce the carrier class unit that we have designed in detailed conceptual drawings and specifications. This gateway capability can provide us another differentiating advantage over our competitors, and position us to expand rapidly by product line rate of growth without unnecessary duplicative capital outlays.

ATN  UNIFIED  MESSAGING  SERVICE  (UMS)
We will use the UMS service as the supporting tool for our national long distance sales marketing. We have negotiated for a Korean company, with the existing capacity to provide this UMS service to the US and we have designed a customized product for that company to provide this UMS service is another differentiating advantage over our long distance service competitors.

GREATER  COMPRESSION  RATE  OF  THE  DIGITIZED  DATA
Using new proprietary compression rate technology, we are able to send a much smaller "packet" of digitized information through the Internet and have the information decoded on the receiving end without significant loss. In making the "transmission highway" of digitized data more efficient, the company is able to maintain the lowest rate and utilize the biggest efficiency of International dedicated leased line price.

STRATEGY

MISSION - Our mission is to operate globally a carrier-class data network to facilitate the sale and delivery of "ATN-branded" voice, data and video digital products to targeted markets worldwide, uniquely providing our customers convenient access to these products and services by "fusing" the World Wide Web information library with traditional telecommunications in an integrated technological solution.

Initially, we plan to focus almost exclusively on its VoIP strategic initiative in the US and Asia. While, at first, we will not add a variety of digital services to its offering, wireless communications will be quickly integrated into the operations plan, especially in Asia. The Company will position itself to take advantage of the "re-shuffling" of market share that will occur as the telecommunications industry races to go digital.

VOIP BUSINESS UNIT FOCUS - Initially, we will give emphasis to the development and growth of our VoIP business unit, timing the introduction of other digital products and services carefully to avoid any service degradation and/or loss of management control over the its primary business operation. While we believe that VoIP telecommunications should be profitable for the next several years, margins will contract as VoIP competition intensifies over the longer term. We will aggressively market our low-cost long distance service to quickly capture market share before the current market leaders are able to restructure their operations and before other VoIP operators are able to take meaningful positions in the marketplace.

ISP BUSINESS UNIT - While the Company is wholly focused on its VoIP Business Unit, it expects at the first practical opportunity to initiate the delivery of ISP services to its VoIP customers. The incremental capital investment is nominal, yet the "contribution" (variable income) per ATN account is expected to increase markedly from these additional revenues. The plan is to commit capital and human resources beginning 2001 to the ISP Business Unit. The restraint on this initiative to provide this complementary service to ATN customers is self-imposed to ensure that the total focus of management is on successfully building the VoIP business in the US and Asia as discussed in this Memorandum. Two points need to made, which are that the ATN China agreement requires that we deliver both services in the Zhejiang province of China, and the ATN gateway to be manufactured will have the capability to deliver both services by original design.

COMPLETE DIGITAL PRODUCTS AND SERVICES OFFERING - The long-term business strategy of ATN Group is to operate on the frontier of the convergence of the telecommunications, media and information technology sectors, building and operating worldwide a digital-technology-based information and communications company. We believe there is a high demand for data, and therefore bandwidth is driven, not just by large corporations, but also by smaller firms and home offices. The Strategis Group, a telecommunications industry consultant recently reported that nearly 85% of mid-size firms are interested in bundled telecommunications services from one provider, while almost 50% of mid-size firms will definitely purchase bundled services. Among all firms likely to purchase bundled services, 42% want the bundle to include a full suite of local, long-distance, wireless, Internet, and enhanced data services. To accommodate these demands, carriers must not only offer bundled services, they must also provide complete communications solutions.

RETAIL TARGET MARKET - Most of the successful ventures to date within the fast-growing data networks sector of the industry have been focused at the wholesale carrier rather than the retail provider level much to the satisfaction
-----------------                 ---------------
of the Company. While numerous entities have a retail strategy, most have not succeeded either for lack of capital, technical know-how or understanding of the mass consumer markets. The Company believes that it has the resources and capabilities to succeed at the retail level, providing services to both commercial and general consumer end-users. "Speed to market", therefore, becomes critical where the objective is to take the advantage of the commercial benefits that accrue to first-to-market companies in any new industry.

HIGHLY VISIBLE BRAND NAME IDENTITY - Due to technological, regulatory and market changes, local telephone companies, long distance carriers, cable operators, cellular service providers, paging operators, and Internet access providers compete for market share within an increasingly integrated telecommunications/video marketplace. Effective market positioning will depend on developing trusted national brands in the countries served by ATN and on
                         ----------------
enhancing consumers' value by offering combinations of bundled telecommunications services.

MAJOR COMMITMENT TO MARKETING AND ADVERTISING - The Company will aggressively advertise, using national broadcast communications (primarily television) and certain other complementary mass communications media, to establish its brand and to generate sales.

GLOBAL INTERCONNECTIVITY - Among other differentiating dynamics, ATN products and services will be uniquely offered to the marketplace using an Internet-based, centralized data control facility. The Company expects to be the first enterprise to "fuse" web-based services and traditional telecommunication services in an integrated technological solution that is "customer friendly", simple and easy to use. The resulting advantage for the ATN customer will be worldwide telecommunications and access to real-time information over the Internet by personal computer or by telephone from anywhere, anytime.

DEVELOPMENT OF PROPRIETARY COMPRESSION TECHNOLOGIES - The Company owns certain proprietary technology currently under development that will lower its cost of operation, potentially creating for ATN a significant pricing and margin competitive advantage. The development of specific business applications for ATN Group's exclusive use of the technology in the area of data transfer over digital networks is scheduled for completion in 2001. The patent applications for these technologies are currently being filed, although no assurances can be made that the commercial applications will be successfully deployed.

BEING FIRST TO MARKET - To date, no company has successfully entered the global VoIP telecommunications market. We believe that this creates an exciting competitive advantage and market opportunity for us. In complementary fashion, we plan also to be first to establish a highly visible brand name, that
                        -----
"household name" that stands for great quality and service in providing advanced communications and information solutions.

Our objective is to attain a leading position in the global total communications market, while maintaining attractive profit margins. We intend to achieve our objective through the following key strategies:

INCREASE SIZE OF SUBSCRIBER BASE - We intend to continue to expand our subscriber base through acquisition activities. We also plan to initiate a public relations campaign, in order to, among other things, attract new subscribers. In addition, we intend to explore international opportunities, including potential strategic alliances, in order to continue to expand our subscriber base.

INCREASE NUMBER OF CUSTOMERS BY DIRECT MARKETING - We are seeking to broaden our base by increasing our direct and indirect sales and marketing efforts. We may increase the size of our direct sales force In addition, we are seeking to take advantage of existing distribution channels, such as advertising networks, to expand the number of persons using our system.

EXPAND OFFERS - We expect to implement expansion through a combination of internal sales efforts, partnerships and acquisitions.

ACQUISITIONS - We intend to explore possible acquisitions of complimentary businesses.

SALES  AND  MARKETING

          Our primary sales strategy is to sell our services directly to consumers utilizing mass media and through a large body of agents/resellers known as CLECs (defined below). We will sell our services directly to clients utilizing employees and commission agents located in Los Angeles, CA, Memphis, TN and Austin, TX area. Since one of our focuses is on communications to Asia, we will initially concentrate on Asian customers located in California. We believe that this will allow us to concentrate our efforts most effectively.

TECHNOLOGY  INFRASTRUCTURE

          We have developed an expandable, secure and reliable technology infrastructure to support our marketing programs.

EXPANDABILITY - Our technology is designed to support up to approximately 360,000 calls in BHCA.

SECURITY - We incorporate a variety of encryption techniques meant to protect the privacy of consumer information. We also employ a variety of automated fraud detection procedures to identify patterns of abuse and potential fraudulent use of the system. Our fraud detection systems can automatically disable accounts in which fraud is suspected. The data center where our system is located provides security management 24 hours per day, seven days per week.

COMPETITION

                              COMPETITION IN THE US

IP telephony technology will be deployed not only by the start-up ITSPs like ATN Group but also by a wide array of competitors that range from traditional long distance telephone companies to ISPs. In our opinion, this VoIP space presents enormous business opportunities, rapidly drawing competitors from all areas of the telecommunications, media and information technology (IT) sectors. A variety of strategies are in play:

IXCS (INTEREXCHANGE CARRIERS) - IP telephony places traditional long distance telephone companies - long distance and local alike - in a serious dilemma. On the one hand, IP telephony appears to all to be the long-term future of telecommunications, and these industry leaders would be well advised to position themselves to profit in this shift. On the other hand, this shift threatens their profitability in the short run and their very existence in the long run. The Big Three long distance carriers, AT&T, MCI WorldCom, and Sprint, who control over 80 percent of long distance revenues, face this problem most directly. With their advanced and extensive circuit-switched and IP networks, all three clearly have the technical capabilities to offer Internet telephone service. What they lack is the economic incentive - their IP telephony offerings not only compete directly against ("cannibalizes") their bread-and-butter circuit-switched voice services, but could also legitimize in their customer's minds IP telephony generally, and greatly increase the competitive threat. As former AT&T executive David Isenberg explains, "no one is moving too fast to kill their own cash cow." That said, however, all three players appear to have resigned themselves to losing their high-margin businesses in the near future and are steadily rolling out new IP telephony products, banking on the theory that, as The Economist puts it, "it is better to cannibalize your own revenues than to watch others do it for you."

RBOCS (REGIONAL BELL OPERATING COMPANIES) - Local telephone services are dominated by six (becoming four) Regional Bell Operating Companies - Bell Atlantic/NYNEX, SBC/Pacific Bell, US West, BellSouth, and Ameritech (merging with SBC) and GTE (merging with Bell Atlantic) on the local side, which serve nearly 90 percent of local subscribers. While the recent ruling allowing RBOCs to offer long distance services will be in dispute for quite some time, it is natural to assume that RBOCs will look at packet-based technology as they begin to roll out their inevitable long distance applications. Additionally, through their alliances with ISPs, RBOCs are a natural convergence point for traditional voice communications and data networks. (The initial seven companies were Nynex, Bell Atlantic, BellSouth, Southwestern Bell, US West, Pacific Telesis and Ameritech.) As a growth strategy and to protect its existing customer base, the RBOCs, too, are offering new services and are growing their targeted residential customer base by providing DSL-based Internet access. The aggressive deployment and promotion of DSL by the Bell companies is under criticism. The top three DSL providers now being SBC, US West and GTE.

CLECS (COMPETITIVE LOCAL EXCHANGE CARRIERS) - CLECs carry substantial appeal due to their lower prices and personalized service. The growing need of small to mid-sized businesses for effective and cost-efficient communications services has led to the CLEC's increased development and deployment of services such as frame relay, Internet Protocol (IP), and digital subscriber lines (DSL). Moreover, the high potential of the small to mid-sized business market has forced the CLECs to increasingly invest in technologies such as wireless local loop (WLL), which are quick to deploy and cost far less than the traditional fiber networks although quality of call is an issue. The growth in Internet penetration coupled with the deployment of advanced data services such as frame relay, asynchronous transfer mode (ATM), and Internet Protocol (IP) are driving growth in the CLEC business telecommunications services market.

In order to gain quick entry into the local market, a number of CLECs such as WinStar Communications, NEXTLINK, and Teligent are utilizing wireless local loop
(WLL) technology and local multipoint distribution services (LMDS), as opposed to installing fiber/copper networks. A majority of the CLECs such as Intermedia, ICG Communications, McLeod USA, and GST Telecommunications have continued to invest in fiber technology either through installation of new cables and wires or through acquisition of other wireline providers. The emergence of data CLECs such as COVAD, NorthPoint and Rythms NetConnections has provided a boost to the overall CLEC market growth. While the ILECs' DSL-based Internet access is targeted primarily toward the residential customers, the CLECs are focusing on business customers who have a need for high-speed Internet access yet lack the resources to subscribe to private line services. CLECs are increasingly establishing network and switching facilities in order to expand their market coverage. The deployment of ATM, in particular, is reaching new heights as the technology allows the service providers and the end-users to converge their voice, data, and video traffic.


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                                       29

ISPS (INTERNET SERVICE PROVIDERS) - According to high-tech market research firm Cahners In-Stat Groups' recently released study, Voice Over IP: The Promises and Challenges of Internet Telephony by senior analyst Laurie Gooding, reports that ISPs are "rapidly transforming themselves into Internet telephony service providers (ITSPs)." The study says these ISPs are tapping into a market representing 70 percent of traditional carriers' current revenues. The ISPs are a major competitive threat as they control large portfolios of customer accounts to which to directly market telephony services. Setting aside the differences between dialup, cable and DSL subscriber numbers for these ISPs are as follows:

                    INTERNET SERVICE PROVIDER     SUBSCRIBERS
                    -------------------------     -----------
                    America Online, Inc.           23,000,000
                    -------------------------     -----------
                    EarthLink, Inc.                 4,200,000
                    -------------------------     -----------
                    NetZero, Inc.                   4,000,000
                    -------------------------     -----------
                    1stUp.com Corp.                 3,500,000
                    -------------------------     -----------
                    Juno Online Services, Inc.      3,000,000
                    -------------------------     -----------
                    MSN Internet                    2,600,000
                    -------------------------     -----------
                    Freei.Net                       2,200,000
                    -------------------------     -----------
                    Spinway                         2,000,000
                    -------------------------     -----------
                    Prodigy                         1,700,000
                    -------------------------     -----------
                    AT&T Worldnet                   1,500,000
                    -------------------------     -----------
                    Excite@Home                     1,150,000
                    -------------------------     -----------
                    Road Runner                       730,000
                    -------------------------     -----------
                       Total                       49,580,000
                    -------------------------     -----------

Long-term rewards are enticing, but they also recognize that the transition brings with it a myriad of concerns. While the rewards can be substantial, there is a price attached. In addition to capital outlay for new equipment, many ISPs will find the price also includes changing their basic business strategy and their outlook for the future. "We're seriously considering all aspects of the VoDSL opportunity but it's a complex situation," said Kurt Rahn, Sr. Manager of Public Relations for EarthLink". The issues range from overall corporate strategy and identity, to hardware selection. There are also new regulatory issues inherent in providing telecommunications services that we haven't had to deal with before."

CABLE COMPANIES - Voice over broadband (cable) could be the next competitor class entering the VoIP theatre. According to high-tech market research firm Cahners In-Stat Group, worldwide revenues from cable telephony services will grow from a modest $293 million in 1999 to over $7 billion by the year 2004. In-Stat reports that the concept of competitive residential telephone services has interested cable TV operators for years and that although reliable telephony equipment for hybrid fiber-coaxial (HFC) networks has been commercially available, economic and operational barriers have limited service deployment. However, over the past year, voice services have increasingly been bundled with data and video services. Bundling has proven very attractive to consumers and cable operators are now eager to expand the availability of their telephony services.

At the same time, In-Stat believes that there is a technology migration underway that will give a long-term boost to cable telephony. In the near future, cable
                                                                           -----
telephony  will  migrate  from  traditional circuit-switched voice technology to
--------------------------------------------------------------------------------
Voice  over  IP  (VoIP).  "VoIP  provides cable operators with two advantages in
-----------------------
comparison to circuit-switched solutions: improved scalability and lower costs. These advantages will directly contribute to an increase in the availability of cable telephony services", according to Mike Paxton, Senior Analyst with In-Stat's Converging Markets & Technologies Service.

The cable industry, which is eager to offer VoIP services as part of its bundled offering, has not yet mastered many of the technical issues, although in early 2000 it unveiled its PacketCable architecture, including features for IP telephony. Field trials will begin in the second quarter and full equipment could be available by late 2000.

WHOLESALE VOIP NETWORK COMPETITORS - The Company does not plan to compete at the wholesale level for the present. Industry leaders include IBasis - A wholesale
                                                            ------
provider of international Internet telephony services, iBasis network has strategically located points of presence (POPs) across the globe. iBasis recently introduced the industry's first service level agreement (SLA) for Internet telephony. iBasis' SLA for international termination services promises much, a global footprint and operational support services to deliver a modular, turnkey solution for international telecommunications providers. With this turnkey solution, international Internet service providers (ISPs) can begin selling voice, fax, prepaid calling and other value-added VoIP services, with minimal capital investment. These new Internet telephony hosting services and its proven global network, is well positioned to do for international telecommunications providers what UUNet has done for ISPs.

ITSPS (INTERNET TELEPHONY SERVICE PROVIDERS) - Fledgling VoIP companies have not yet succeeded to any major extent for several reasons. Until recently, the technology itself did not provide a commercially acceptable call on a consistent basis. Further, many of the companies executing VoIP strategies simply have been undercapitalized. It is very noteworthy, however, that none of the other ITSP companies, even Net2Phone, have a phone-to- phone service.

GOVERNMENT  REGULATION

     Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. The adoption of such laws could create uncertainty in Internet usage and reduce the demand for all products and services offered on the Internet. Recently, Congress enacted legislation regarding children's privacy on the Internet. It is possible that additional laws and regulations may be proposed or adopted with respect to the Internet, covering issues such as user privacy, taxation, advertising, intellectual property rights and information security. Several states have proposed legislation to limit the use of personal user information gathered online or to require online services to establish privacy policies.

     The Federal Trade Commission recently reported that it has no present intention of proposing legislation to address online privacy in the near future, and that it believes self-regulation to be the best course of action, except for rules enacted to implement the Children's Online Privacy Protection Act, which governs the collection of personal information from children and the confidentiality of such information. However, the FTC has initiated action against at least one online service regarding the manner in which personal information was collected from users and provided to third parties.

     Legislation has recently been enacted in several states relating to sending unsolicited emails, a practice commonly referred to as "spamming." The federal government and several other states, including New York, are considering, or have considered, similar legislation. Although the provisions of these current and contemplated laws vary, generally they limit or prohibit both the transmission of unsolicited emails and the use of familiar spamming techniques, such as the use of forged or fraudulent routing and header information. Some states, including California, require that unsolicited emails include opt-out instructions and that senders of such emails honor any opt-out requests. We believe that our email newsletters will not be affected by legislation directed at unsolicited emails because we do not send unsolicited messages and because our current practices are intended to comply with current and proposed legislation. However, if we are required to change our business practices as a result of new legislation, our business could suffer.

     We do not know how our business may be affected by the application to the Internet of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. Most of these laws were adopted before the advent of the Internet and do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet marketplace. That uncertainty could reduce demand for our service or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

     In addition, because our services are available on the Internet in multiple states and foreign countries, these states and countries may claim that we are required to qualify to do business in their jurisdictions. Currently, we are qualified to do business only in US, Korea and Hong Kong. Our failure to qualify in other jurisdictions where we are required to do so could subject us to taxes and penalties. It could also restrict our ability to enforce contracts in those jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

     The European Union has adopted a privacy directive that went into effect in 1998. Under this directive, business entities domiciled in member states of the EU are limited with respect to the transactions in which they may engage with business entities domiciled outside the EU, unless the non-EU entities are domiciled in jurisdictions with privacy laws comparable to the EU privacy directive. The United States presently does not have laws that satisfy the EU privacy directive. Discussions between representatives of the EU and the United States are ongoing and may lead to certain safe harbor provisions which, if adhered to, would allow business entities in the EU and the United States to continue doing business without limitation. If these negotiations are not successful and the EU begins enforcing the privacy directive, there could be an adverse impact on international Internet business. If we do business directly in the EU in the future, we will be required to comply with the EU privacy directive.

INTELLECTUAL  PROPERTY

     We regard our copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, independent contractors, partners and others to protect our intellectual property rights. We have 1 patent application pending with respect thereto. We have registered certain trademarks in the United States and may apply for registration in the United States for other trademarks and service marks. However, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online. We generally rely on common law copyright protection, and do not generally register our copyrights.

     We  have  registered  a number of domain names, including www.atngroup.com,
                                                               ----------------
www.koreatalks.com,  www.hongkongtalks.com,  www.chinatalks.com  . Domain names,
------------------   ---------------------   ------------------
generally, are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property rights is unclear. Therefore, we could be unable to prevent third parties from acquiring domain names that infringe on or otherwise decrease the value of our trademarks and other proprietary rights. We have no knowledge of any companies in other countries using domain names that infringe on our trademarks.

     We may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any such license on commercially reasonable terms, if at all, or guarantee that rights granted by any licenses will be valid and enforceable.

EMPLOYEES

     As of October 20, 2000, we had a total of 11 employees, including 3 in sales and marketing, 4 in technology and development, and 4 in administration. None of our employees are represented by unions, and we consider relations with our employees to be good.

FACILITIES

     We currently occupy approximately 3,000 square feet in a leased facility in Memphis, TN, with a monthly rental cost of approximately $ 7,000 per month. Our current lease for space expires in December 2000. We expect that this facility will not be adequate to meet or needs over the next several months, and we are currently in the process of seeking to lease up to 5,000 additional square feet in the Memphis area. Additionally, we have space leased in Austin, Texas that houses our operations center. Space is occupied in California that houses our joint venture partner in ATN USA. Also located there is the sales force that will focus on the California Asian market.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following persons are our current executive officers, directors and director nominees:

                                 MANAGEMENT TEAM

MANAGEMENT - Tag Chong Kim, Chairman of the Board, and Robert Gates, Vice Chairman and Chief Executive Officer, founded ATN in 1999. The Company's senior management team possesses a wide range of business and technical skills.

                 NAME                  POSITION                      AGE
          --------------------  -----------------------------------  ----
          Tag Chong Kim*        Chairman & Director                    39
          --------------------  -----------------------------------  ----
          E. Robert Gates*      Vice-Chairman & CEO                    57
          --------------------  -----------------------------------  ----
          George Singer         President & Chief Operating Officer    60
          --------------------  -----------------------------------  ----
          James Crunk           EVP & Chief Financial Officer          52
          --------------------  -----------------------------------  ----
          Woo Jong Kim*         EVP Asia Operation                     37
          --------------------  -----------------------------------  ----
          *  Director
          --------------------  -----------------------------------  ----

     Set forth below is a brief description of the background of our officers and directors.

     Our Board of Directors is elected annually by our stockholders. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Members of the Board of Directors are eligible to participate in our stock option plan. Independent Directors are ineligible to participate in our qualified stock option plan under current Internal Revenue Service regulations.

     The following sets forth certain information concerning ATN's officers and directors.

     Tag Chong Kim has been the Chairman and director of ATN since January 2000. Since July 1998, Dr. Kim has been the founder and president of GTN Inc., a private company engaged in IP telecommunications service. From June 1996 to November 1997, Dr. Kim was the President and CEO of Dooco Co., Ltd (Korea), a telecommunication networking device manufacturer and general consumer packaged products Company. Between May 1994 and June 1996, Dr. Kim was Managing Director of Dooco Co., Ltd (Korea) and from January 1992 to April 1994, Dr. Kim was chief branch officer and project engineer of, the Korea branch office, the French Gas Corporation (Gaz de France), a major global gas company. Before beginning his international business career, Dr. Kim was engaged in the French Chemical Research Institute in Toulouse, France from 1984 to 1991, as a senior research fellow. Dr. Kim received a Master and PhD degree in Chemical engineering of Organic Phosphorus Chemistry from University of Paul Sabatier, Toulouse, France.

     E. Robert Gates has been Vice Chairman and Chief Executive Officer of ATN since January 2000. From May 1999 to December 1999, Dr. Gates was a consultant to GTN, Inc., a private company engaged in IP telecommunications. From October 1994 to May 1999, Dr. Gates served as Chairman and Chief Executive Officer of TrendMark, Inc., a direct-marketing telecommunications company offering products directly to the consumer, including one plus long distance, prepaid calling cards and flat rate unlimited long distance. From December 1990 to September
1994, Dr. Gates was a consultant to several venture companies serving as Chief Operating Officer and Chief Executive Officer. His clients included International Golfers Club, Inc., a golf course management and consulting company that utilized its own Smart Card technology; and Explorer Systems, Inc., a computer software manufacturer that developed a product for dental office management. From July 1985 until November 1990, he served as President and Chief Executive Officer of ATS Research, Inc., a High-Tech Phyto-Chemical company engaged in the manufacturing and distribution of environmentally sound chemicals utilizing Dr. Gates' patented chemistry. These products were, and are still, being utilized by golf courses in the United States and Canada. Dr. Gates holds a B.S. in Business Administration, an M.B.A. and a Ph.D. in Management.

     George Singer has been ATN's President and Chief Operating Officer since October 2000. Mr. Singer, who received his Bachelor of Science degree from the United States Naval Academy, was most recently Chief Technical Officer / Chief Information Officer at Zer0Call.com, a start-up telecommunications and internet company. From Nov. 1991 to Sept. 1995 Mr. Singer was President and CEO of Seattle-based Arcada Communications, a privately-held switch-based regional long distance carrier with $12.5 million annual revenue and 65 employees. At Arcada he increased the customer base from 6,900 to 22,000, increased the gross profit margin from 3% to more than 40%, and expanded the service area from two states to 18 states. Later, he rejoined Arcada as Senior Vice President and CTO, assuming responsibility for network design and operations, carrier contract negotiations, pricing, strategic planning, and regulatory affairs. From 1994 to 1999 Mr. Singer was Treasurer and a Member of the Board of Directors of America's Carriers Telecommunications Association (ACTA), one of the 3 long distance industry associations. After ACTA's merger with COMPTEL, he was a Member of the Board of COMPTEL, the largest and oldest LD association worldwide. Mr. Singer's career spans more than 30 years in the telecommunications industry and includes positions in Management, Operations, Sales and Marketing with a local exchange carrier, equipment manufacturers, and interexchange carriers. His career in telecommunications followed seven years active duty in the United States Navy, primarily in nuclear submarines.

     James M. Crunk has been Chief Financial Officer since October, 2000. Prior to joining ATN Group, he was Vice President, Finance (CFO) and Business Development for SpaceData, Inc., a new international telecommunications and data company. Immediately preceding that assignment, Jim had several years with Lockheed Martin as the senior finance and business lead for a wide variety of tasks involved with space-based, trans-oceanic, and terrestrial telecommunications, specifically working on joint ventures and developing strategies for the privatization and commercialization of NASA assets. He has also been the President of an international communications consulting company. A large measure of his early career was with COMSAT and then INTELSAT in finance and contract management. Jim brings more than 25 years' experience in high technology communications and a wealth of business related interaction with many different countries around the world. Jim received his BS from Middle Tennessee State University and his MBA from Loyola College, Baltimore, MD. He is also a member of many national and international associations and is a listed in Who's Who Worldwide.

     Woo Jong Kim has been a director of ATN since January 2000. Since September 1999, Mr. Kim has been the president and CEO of ATN Korea Co., Ltd, a Korean joint venture partner of ATN Group, Inc in Seoul, Korea. From 1998 to 1999, Mr. Kim was vice president of Dresdner Kleinwort Benson, Korea branch, a leading German investment-banking firm. Between 1996 and 1998, Mr. Kim was a senior analyst and fund manager of Oriens Capital, a corporate financing company and from 1994 to 1996, Mr. Kim was senior analyst of ING Baring Securities, Seoul Branch, a global leading security firm. From 1988 to 1994, Mr. Kim was a senior accountant at KPMG Peat Marwick, Los Angeles Office. Mr. Woo Jong Kim is a member the American Institute of Certified Public Accountants. He received his undergraduate degree in International Relations from Seoul National University and received a Master of Business Administration degree from the University of California, Irvine.

     The Audit Committee currently consists of Tag Chong Kim, E. Robert Gates and Woo Jong Kim. We anticipate that new directors shall serve as the Audit Committee immediately upon being elected to our Board of Directors. The Audit Committee recommends engagement of our independent certified public accountants, and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent certified public accountants and for reviewing and evaluating our accounting principles and practices, systems of internal controls, quality of financial reporting and accounting and financial staff, as well as any reports or recommendations issued by the independent accountants.

     The Compensation Committee currently consists of Tag Chong Kim, E. Robert Gates and Woo Jong Kim. We anticipate that new Directors shall serve as the Compensation Committee immediately upon being elected to our Board of Directors. The Compensation Committee generally reviews and approves our executive compensation and currently administers our 2000 Stock Option Plan.

EXECUTIVE  COMPENSATION

     The following table sets forth the cash and other compensation paid in this year to our chief executive officer and all other executive officers during the fiscal year ended August 31, 2000.

                          Annual Compensation
                          -------------------

Name and                                          Other Annual
Principal Position    Year    Salary    Bonus    Compensation(1)
------------------    ----    ------    -----    ---------------

Tag Chong Kim         2000       -0-      -0-                -0-

E. Robert Gates       2000       -0-      -0-                -0-

George Singer         2000       -0-      -0-                -0-

James Crunk           2000       -0-      -0-                -0-

Woo Jong Kim          2000       -0-      -0-                -0-


PROPOSED  COMPENSATION

The following table shows the amount, which ATN expects to pay its executive officers during the year ending December 31, 2000.

                          Annual Compensation
                          -------------------

Name and                                          Other Annual
Principal Position    Year    Salary     Bonus   Compensation(1)
------------------    ----    -------    ------  ---------------

Tag  Chong  Kim       2000    236,805    62,500

E.  Robert  Gates     2000    236,805    62,500

George  Singer        2000     40,000    10,000

James  Crunk          2000     36,000     8,750

Woo  Jong  Kim        2000    140,000    35,000

     To the date of our audit, our executive officers have received no pay, electing instead to delay receipt of their earned salary for guiding the Company toward formation. The first table "Executive Compensation" sets forth the actual compensation in the form of Salary and Bonus received by the Executive Officers of the Company. The second table "Proposed Compensation" anticipates that funds will be received in the form of receipt of subscriptions receivable, a bridge loan or the sale of this offering, and after that the Salary and Bonus amounts that the Company anticipates paying to the listed Executive Officers. This table does not propose the compensation forward into the next calendar year for those Executive Officers.

EMPLOYMENT  AGREEMENTS

     We have entered into employment agreements with each of Tag Chong Kim, E. Robert Gates, George Singer, Woo Jong Kim and John Remillard. The employment agreement with E. Robert Gates provides for him to serve as the Vice Chairman, Chief Executive Officer and a director, and provides for an annual base salary of $243,750, a bonus of 25 % of base income before taxes and various fringe benefits. The employment agreement with Tag Chong Kim provides for him to serve as the Chairman of the Board, provides for an annual base salary of $243,750 and provides for a bonus of 25% of base income before taxes and various fringe benefits. The employment agreement with George Singer provides for him to serve as the President, Chief Operating Officer, provides for an annual base salary of $160,000 and provides for a bonus of 25% of base income before taxes and various fringe benefits. The employment agreement with Woo Jong Kim provides for him to serve as the Executive Vice President of Asian Operations, provides for an annual base salary of $140,000 and provides for a bonus of 25% of base income before taxes and various fringe benefits. The employment agreement with John Remillard provides for him to serve as the Chief Scientist, provides for an annual base salary of $112,500 and provides for a bonus of 25% of base income before taxes and various fringe benefits. ATN expects to complete the employment agreement with the other executive officers within next 30 days.

     Each of the above-described agreements becomes effective upon the first closing of this offering, expires on the fifth anniversary of the first closing of this offering and contains restrictions on the employee engaging in competition with us for the term thereof and for one year thereafter and provisions protecting our proprietary rights and information. Each agreement also provides for the payment of three times the employee's previous year's cash compensation, less $1.00, upon his or her termination in the event of a change in control of ATN (a "Change in Control"), which is defined therein to mean (a) a change in control as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) a person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) other than a current director or officer of ATN becoming the beneficial owner, directly or indirectly, of 20% of the voting power of our outstanding securities or (c) the members of the Board of Directors at the beginning of any two-year period ceasing to constitute at least a majority of the Board of Directors unless the election of any new director during such period has been approved in advance by two-thirds of the directors in office at the beginning of such two-year period.

STOCK  OPTION  AND  BONUS  PLANS

     We have adopted the Stock Option and Bonus Plans in order to motivate our qualified employees, officers, directors, consultants and independent contractors, to assist us in attracting employees and to align the interests of such persons with those of our stockholders. The Stock Option and Bonus Plans provides for the grant of "stock options" within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to our officers, key employees, consultants and independent contractors.

     The Stock Option and Bonus Plans, which will be administered by the Compensation Committee of the Board of Directors, authorizes the issuance of a maximum of 2,400,000 shares of common stock which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof. Incentive stock options generally may be granted at an exercise price of not less than the fair market value of shares of common stock on the date of grant, and non-qualified stock options may be granted at an exercise price of not less than eighty five percent (85%) of such fair market value. If any award under the Stock Option and Bonus Plans terminates, expires unexercised, or is cancelled, the shares of common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards.

Incentive  Stock  Option  Plan.

     The Incentive Stock Option Plan authorizes the issuance of options to purchase up to 1,700,000 shares of ATN's Common Stock. The Incentive Stock Option Plan became effective on December 1, 2000 and will remain in effect until December 1, 2010, unless terminated earlier by action of the Board of Directors. Only officers and employees of ATN may be granted options pursuant to the Incentive Stock Option Plan.

     In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

     1.  Options  granted  pursuant to the Plan must be exercised no later than:

     (a) The expiration of thirty (30) days after the date on which an option holder's employment by ATN is terminated.

     b) The expiration of one year after the date on which an option holder's employment by ATN is terminated, if such termination is due to the Employee's disability or death.

     2. In the event of an option holder's death while in the employ of ATN, his/her legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

     3. Options may not be exercised until one year following the date of grant.

     4. The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option.

Non-Qualified  Stock  Option  Plan.

     The Non-Qualified Stock Option Plan authorizes the issuance of options to purchase up to 700,000 shares of ATN's Common Stock. The Non-Qualified Stock Option Plan became effective on December 1, 2000 and will remain in effect until December 1, 2005, unless terminated earlier by the Board of Directors. ATN's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The exercise price for each option granted pursuant to this Plan is determined by ATN's Board of Directors at the time of grant.

Stock  Bonus  Plan.

     Up to 1,000,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, ATN's employees, directors, officers, consultants and advisors are eligible to receive a grant of ATN's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     The  Plans  are  administered  by  ATN's  Board  of Directors. The Board of
Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

     In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of ATN or the period of time a non-employee must provide services to ATN. At the time an employee ceases working for ATN (or at the time a non-employee ceases to perform services for ATN), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of ATN's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

     Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

     The Board of Directors of ATN may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of ATN's capital stock or a consolidation or merger of ATN; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

     Any options granted under the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan must be granted before November 15, 2010. Any shares granted pursuant to the Stock Bonus Plan must be issued prior to November 15, 2010. The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

PERSONAL  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS

     Our Bylaws, in accordance with Nevada General Corporate Law, contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnification of directors and other persons. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which such director would seek indemnification or similar protection. Additionally, we have entered into Indemnification Agreements with each of our executive officers and directors. The agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a "Proceeding", as defined in the Indemnification Agreements, including amounts paid in settlement by or on behalf of an "Indemnitee", as defined such agreements.

     Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors, although we are researching the acquisition of such insurance and we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies, particularly of companies which are or intend to become public companies.

     In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933, such as those contained in the Indemnification
Agreements,  is  contrary  to  public  policy  and, therefore, is unenforceable.

     Our officers and directors will be covered by officers' and directors' liability insurance unless the cost is prohibitive. We are currently seeking to obtain officers' and directors' insurance. The policy coverage will be $ 5,000,000, which includes reimbursement for costs and fees. There will be a maximum aggregate deductible for each loss under the policy of $ 15,000,000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of January 2000, and as adjusted to reflect the sale of the shares of Common Stock offered by this Prospectus, of (i) each person known by us to beneficially own 5% or more of the shares of outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.



                          Amount and Nature of  Percentage Ownership of  Percentage Ownership of
Name  and  Address  of        Common  Stock          Common  Stock            Common Stock
Beneficial  Owner          Beneficially  Owned     Before  Offering          After Offering
-----------------          -------------------  -----------------------  -----------------------
                                                                           Minimum     Maximum
                                                                           -------     -------


Tag Chong Kim                   10,750,000                     38.2%         37.9%       35.6%
1867 Johnson Rd.
Germantown, TN. 38139

E. Robert Gates                 10,750,000                     38.2%         37.9%       35.6%

Woo Jong Kim                     2,500,000                      8.9%          8.8%        8.3%




All officers and directors   24,000,000.00                     85.3%         84.6%       79.5%
as a group (3 persons)

_____________________________

                              CERTAIN TRANSACTIONS

     We have granted options to purchase 1,447,826 shares of common stock at an exercise price of $15.625 per share in equal installments over a five year period to consultants, Millennium Capital Quest Corporation. See "Management Discussion and Analysis."

     All transactions between us and any or our officers or directors will be on terms no less favorable to us than would be available from unaffiliated third parties.

                              PLAN OF DISTRIBUTION

ARBITRARY  DETERMINATION  OF  OFFERING  PRICE

     We have determined the initial offering price of the shares arbitrarily. Among the factors we considered were the nature and scope of our operations, our current financial condition and financial requirements, estimates of our business potential and prospects, the perceived market demand for our products, the economics of the information technology, Internet and software industries, the general condition of the equities market, the valuations of other companies in our market segment, and other factors.

LIMITED  STATE  REGISTRATION

     We will qualify or register the sales of the shares in a limited number of states. We will not accept subscriptions from investors resident in other states.

TERMS  OF  SALE  OF  THE  SHARES

     We are offering the shares on a "160,000 share minimum, 2,000,000 share maximum" basis through our officers and directors. No sales commissions will be paid to any of our officers or directors. Prospective investors must purchase the shares in increments of 100 shares. Until we have sold at least 160,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in an non-interest bearing escrow account with South Trust Bank, Memphis TN. We have the right to accept or reject any subscription for shares offered hereby, in whole or in part, for any reason or for no reason. The offering will remain open until all shares offered hereby are sold or October 19, 2001, unless we decide to cease selling efforts at any time prior to such date. We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of the shares. Our officers and directors are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must (1) not be subject to a statutory disqualification; (2) not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions; (3) not be an associated person of a broker-dealer; and (4) (i) restrict participation to transactions involving offers and sale of the shares, and (ii) perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months, and (iii) restrict participation to written communications or responses to inquiries of potential purchasers. Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1.

USE  OF  A  BROKER-DEALER

     We may locate one or more broker-dealers who may offer and sell the shares on terms acceptable to us. If we determine to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the shares. We anticipate that we would not pay in excess of 10% as a sales commission for any sales of the shares. If a broker-dealer were to sell shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and we would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between us and such potential broker-dealer. In addition, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. We have no agreements or understandings with any broker-dealer to offer shares for sale.

     In order to comply with the applicable securities laws, if any, of certain states, the shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

                          DESCRIPTION OF CAPITAL STOCK

CAPITAL  STOCK

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.01 per share.

COMMON  STOCK

     General. We have 50,000,000 authorized shares of common stock, par value $.01 per share, 28,163,034 of which are issued and outstanding prior to this offering. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable.

     Voting Rights. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. See "Principal Stockholders" and "Risk Factors" - Concentration of Stock Ownership in Management".

     Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available thereof. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipates that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent facts. There can be no assurance that any dividends on the common stock will ever be paid.

     Miscellaneous Rights and Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of ATN, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of ATN after satisfaction of all liabilities.

     Shares Eligible for future Sale. Upon completion of this offering, we will have 28,323,034 shares of common stock outstanding if the minimum number of shares offered hereby are sold, or 30,163,034 shares of common stock outstanding if the maximum number of shares offered hereby are sold. Of these shares, the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of ATN (in general, a person who has a control relationship with ATN), which will be subject to the limitations of Rule 144 adopted under the Securities Act. All of the remaining shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, commencing 90 days after the date of this prospectus, a person, including an affiliate of ATN (or persons whose shares are aggregated), who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been an affiliate of ATN for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least one year is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     All of the shares of restricted stock presently outstanding have not been held at least one year. Accordingly, commencing following the completion of the offering, these 28,163,034 shares will be eligible for resale pursuant to Rule 144 at the rates and subject to the conditions discussed above. The sale of any substantial number of these shares in the public market could adversely affect prevailing market prices following the offering.

     No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or otherwise or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the common stock pursuant to Rule 144 or otherwise may adversely affect the market price of the common stock offered hereby.

CERTAIN  PROVISIONS  IN  THE  BY  LAWS

     The Nevada Corporation Law further contains certain anti-takeover provisions. Nevada Corporation Law provides, with certain exceptions, that as a Nevada corporation, we may not engage in any of a broad range of business combinations with a person who owns 15% or more of our outstanding voting stock (an "interested stockholder") for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquire 85% or more of our outstanding voting stock (excluding shares owned by persons who are both officers and directors of ATN, and shares held by certain employee stock ownership plans); or (iii) the business combination is approved by our Board of Directors and by the holders of at least 66-2/3% of our outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

                                     EXPERTS

     Our financial statements as of August 31, 2000, appearing in this prospectus and registration statement have been audited by Greg Shelton, Certified Public Accountant, independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for us by Cokinos, Bosien & Young, a Professional Corporation, Houston, Texas.

                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

                          INDEX TO FINANCIAL STATEMENTS

                          [INSERT FINANCIAL STATEMENTS]



See accompanying notes and accountant's report.

                                GREG SHELTON, CPA
                        2763 SUMMER OAKS DRIVE, SUITE 102
                            BARTLETT, TN   38134-2850

                              Office: 901-382-0557
                               Fax:  901-382-8946
                           E-Mail: SheltonCPA@msn.com


                          INDEPENDENT AUDITOR'S REPORT


Board  of  Directors
ATN  Group,  Inc.
Memphis,  Tennessee

I have audited the accompanying balance sheet of ATN Group, Inc., as of August 31, 2000, and the related statements of income, stockholders' equity, and cash flows for the period from inception to eight months then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statement referred to above present fairly, in all material respects, the financial position of ATN Group, Inc., as of August 31, 2000, and the results of its operations and cash flows for the initial and interim period of eight months then ended in conformity with generally accepted accounting principles.




October  9,  2000


See accompanying notes and accountant's report.

                                 ATN GROUP, INC.
                                  BALANCE SHEET
                                 AUGUST 31, 2000


                                     ASSETS
                                     ------

CURRENT ASSETS
     Cash in Bank                                    $      989

     Advance Receivable - Officer                        31,000

     Advance Receivable - Employees                       1,448

     Marketable Securities                                37,448

     Stock Subscriptions Receivable - Related Party   6,000,000

     Stock Subscriptions Receivable                      86,000
                                                     -----------

          Total Current Assets                        6,156,885
                                                     -----------

PROPERTY AND EQUIPMENT

     Furniture and Fixtures                              25,000

     Office Equipment                                     4,495
                                                     -----------

          Total                                          29,495

     Less: Accumulated Depreciation                      (2,766)
                                                     -----------

          Total Property and Equipment                   26,729
                                                     -----------

OTHER ASSETS
     Rent Deposit                                         4,603
     Advances Toward Purchase of Joint Venture          550,000
     Advances Toward Purchase of New Technology          59,836
                                                     -----------

          TOTAL OTHER ASSETS                            614,439
                                                     -----------

               TOTAL ASSETS                          $6,798,053
                                                     ===========


See accompanying notes and accountant's report.

                                 ATN GROUP, INC.
                                  BALANCE SHEET
                                 AUGUST 31, 2000


                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

CURRENT LIABILITIES
     Note Payable                                          $   20,000
     Note Payable - Officer                                    49,871
     Advance Payable                                          125,000
                                                           -----------

          TOTAL CURRENT LIABILITIES                           194,871
                                                           -----------

STOCKHOLDERS' EQUITY
     Common Stock, $.01 par value,
     50,000,000 shares authorized,
     28,163,034 shares issued and outstanding                 281,630
     Additional Paid-in Capital                             6,984,162
     Stock Subscriptions                                     (225,000)
                                                           -----------
                                                            7,040,792

     Current Period Deficit in the Development Stage         (325,266)
     Net Unrealized Losses on Marketable Securities          (112,344)
                                                           -----------

          TOTAL STOCKHOLDERS' EQUITY                        6,603,182
                                                           -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $6,798,053
                                                           ===========


See accompanying notes and accountant's report.

                                 ATN GROUP, INC.
                               STATEMENT OF INCOME
                       EIGHT MONTHS ENDING AUGUST 31, 2000


Revenues                                                     $     -0-
                                                             ----------

Operating Expenses in the Development Stage
     Management Contract Labor                                  79,981
     Salaries - Office                                          12,690
     Automobile Expenses                                         6,611
     Depreciation                                                2,766
     Entertainment and Meals                                     8,424
     Miscellaneous Expenses                                     20,148
     Rent - Office Space and Storage                            50,124
     Secretarial & Office Support                                9,876
     Supplies                                                    7,031
     Technical Assistance and Support                           33,218
     Telephone                                                   8,974
     Travel Expenses                                            85,423
                                                             ----------

          Total Operating Expenses in the Development Stage    325,266
                                                             ----------

Operating Loss in the Development Stage                       (325,266)

Other Income (Expenses) in the Development Stage
                                                                  (-0-)
                                                             ----------

Current Period Deficit in the Development Stage              $(325,266)
                                                             ==========


See accompanying notes and accountant's report.

                                    ATN GROUP, INC.
                           STATEMENT OF STOCKHOLDERS' EQUITY
                          EIGHT MONTHS ENDING AUGUST 31, 2000


                            COMMON  STOCK    ADDITIONAL
                            -------------      PAID-IN        STOCK
                          SHARES     AMOUNT    CAPITAL     SUBSCRIPTIONS      TOTAL
                        ----------  --------  ----------  ---------------  -----------
Balance, Beginning
     of Year                   -0-  $    -0-  $      -0-  $         (-0-)  $      -0-

JANUARY:
Issued Stocks for
   Subscriptions        25,000,000   250,000                    (250,000)         -0-
Reduced Stock
   Subscriptions for
   Office Furniture                                               25,000       25,000

FEBRUARY:
Issued Stocks for
   Stock Subscriptions
   Receivable            2,400,000    24,000   5,976,000                    6,000,000
Issued Stocks for
   Marketable
   Securities              163,034     1,630     148,162                      149,792

MARCH:
Issued Stocks for
   Stock Subscriptions
   Receivable              600,000     6,000     860,000                      866,000

Current Period
   Deficit in the
   Development
   Stage                                                                     (325,266)
 Unrealized Losses
   on Marketable
   Securities                                                                (112,344)
                        ----------  --------  ----------  ---------------  -----------

Balance, End
     of Year            28,163,034  $281,630  $6,984,162  $     (225,000)  $6,603,182
                        ==========  ========  ==========  ===============  ===========


See accompanying notes and accountant's report.

                                 ATN GROUP, INC.
                             STATEMENT OF CASH FLOWS
                       EIGHT MONTHS ENDING AUGUST 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
     Current Period Deficit in the Development Stage       $(325,266)
     Adjustments to reconcile net income to net cash
          used by operating activities:
               Depreciation                                    2,766
                                                           ----------

          NET CASH USED BY OPERATING ACTIVITIES             (322,500)
                                                           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net Advancements to Officer                             (31,000)
     Net Advancements to Employees                            (1,448)
     Purchases of Property and Equipment                      (4,495)
     Office Space Rent Deposit                                (4,603)
     Total Advancements Toward Purchase of Joint Venture    (550,000)
     Total Advancements Toward Purchase of New Technology    (59,836)
                                                           ----------

          Net Cash Used by Investing Activities             (651,382)
                                                           ----------

Cash Flows from Financing Activities
     Cash Received from Stock Subscriptions Receivable       780,000
     Proceeds from Short-term Note                            20,000
     Net Amount on Loan from Officer                          49,871
     Proceeds from Advancement Payable                       125,000
                                                           ----------

          Net Cash Provided by Financing Activities          974,871
                                                           ----------

NET INCREASE IN CASH                                             989

CASH AT INCEPTION                                                -0-
                                                           ----------

CASH AT END OF PERIOD                                      $     989
                                                           ==========


See accompanying notes and accountant's report.

                                 ATN GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000


NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Business  Activity
     ------------------

     The Company, ATN Group, Inc., was incorporated in the State of Nevada on January 20, 2000. The Company's principal office is located in Memphis, TN. The Company's principal business is to provide digital data communications services using the traditional data communications services, Internet Protocol (IP), and web-based information needs of end-users worldwide. Voice on Internet Protocol (VoIP) is a low-cost alternative to long-distance service that uses packet switch (data) networks instead of circuit switch (voice) networks. Internet Telephony Service Providers
     (ITSP) will provide this service of connecting phone-to-phone using the Internet Protocol (IP) instead of the present service using Public Switched Telephone Network (PSTN). At the present time, the Company is developing the integrated global data network to provide these services. In order to provide these services to the overseas market, the Company has established joint ventures with various companies to provide these services to Korea, China, Hong Kong and other countries in Asia. In addition to the long-distance services, the Company is preparing to market nationwide its fixed fee subscription service and pre-paid calling cards using a combination of IP and PSTN network connections.

     Development  Stage  Company
     ---------------------------

     The company is considered to be a development stage company since it is devoting substantially of all its efforts to establishing a new business and its planned principal operations either have not commenced or have commenced, but have not produced any significant revenue. Consequently, the Company devotes substantially all of its efforts to financial planning and budgeting, raising capital, research and development activities, establishing sources of connections, acquiring property and equipment, recruiting and training personnel, and developing markets. During this period, cumulative net losses, expenses over revenues, will be classified as Deficit Accumulated in the Development Stage in the Stockholders' Equity section of the Balance Sheet.

     Revenue  Recognition
     --------------------

     Upon completion of the local and global data network connections, revenues will be recognized upon receipt of the fees for its fixed fee subscription services and pre-paid calling cards.

                                 ATN GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000


NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Marketable  Securities
     ----------------------

     Marketable Securities are classified as "available for sale" and are carried in the financial statements at fair market value. Realized gains and losses, determined using the specific identification method, are included in earnings; unrealized holding gains and losses are reported in other comprehensive income in the Stockholders' Equity section of the Balance Sheet.

     Property,  Plant  and  Equipment
     --------------------------------

     Property, plant, and equipment are recorded at cost and depreciation is computed using the both the modified accelerated cost recovery system (MACRS) and accelerated cost recovery system (ACRS), for both book and tax purposes. The Company uses the following useful lives for each type of property:

                 Furniture & Fixtures            7  years
                 Office  Equipment               5  years

     Depreciation expense totaled $2,766 for the eight months ending August 31, 2000. Maintenance and repair costs are expensed as incurred.

     Cash  Equivalents
     -----------------

     For purposes of the statement of cash flows, the Company considers only cash in bank accounts to be cash equivalents.

     Income  Taxes
     -------------

     Income taxes are provided for the tax effects of transactions reported in the financial statement and consist of taxes currently due plus deferred taxes for operating losses that are available to offset future taxable income. During the development stage, no Federal and State income taxes are currently due since the Company will incur operating losses. A deferred income tax asset on the net operating losses will be recognized at the end of the Company's reporting period. The Company has chosen the calendar year to report its yearly revenues and expenses.

                                 ATN GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000


NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Stock  Subscriptions  Receivables  and  Stock  Subscriptions
     ------------------------------------------------------------

     Common Stocks issued in exchange for a subscription receivable amount are recorded as stock subscriptions. In the event that the subscription will be collected, the subscription amount will be recorded as a Stock Subscription Receivable and classified as a current asset. In the event that the subscription will not be collected, the subscription amount will be record as a Stock Subscription and classify as a reduction in the Stockholders' Equity.


     Related  Parties  and  Joint  Ventures
     --------------------------------------

     The Company entered into an agreement, dated February 17, 2000, with Grand Oriental Asia, Ltd (GOA) to form two joint ventures, whereas the Company will acquire a 40% interest and GOA will acquire a 60% interest in the Hong Kong joint venture and the Company will acquire a 49% interest and GOA will acquire a 51% interest in the China joint venture. The joint ventures will operate under the names ATN Hong Kong, Ltd and ATN China, Ltd. The agreement provided that GOA would purchase 2,400,000 shares of Common Stock of ATN Group, Inc. Also, the agreement allows GOA to use the Company's new compression technology, when fully developed and patented, for digitized speech, data, and video for intercontinental and domestic telephone connections. In turn, GOA will be responsible for obtaining and providing termination of telephone connections to Hong Kong and Mainland China. GOA will pay the Company for telecommunications terminated by the Company and the Company will pay GOA for telecommunications terminated by GOA.

     The Company entered into an agreement, dated January 20, 2000, with KoreaTalks.com, Ltd, and a company's executive to form a joint venture, whereas the Company has purchased a 49% ownership in the joint venture, ATN Korea, Ltd. with an option to purchase additional 11% from the executive, when the Korean government approves the transaction. The joint venture will operate under the name ATN Korea, Ltd. ATN Korea, Ltd will provide telecommunication connections to Korea and will act as a hub for telecommunication connections throughout Asia.

                                 ATN GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000


NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     Related  Parties  and  Joint  Ventures  (continued)
     ---------------------------------------------------

     The Company entered into an agreement, dated September 2000, with ASEAN Telecom, LLC, to form a joint venture, whereas the Company will acquire a 50% interest and ASEAN Telecom, LLC will acquire the remaining 50% interest in the joint venture. The joint venture will operate under the name ATN USA, Inc. ATN USA, Inc. will provide telecommunication connections domestically within the United States and will terminate calls in other international countries where connections have been established.


NOTE  B  -  MARKETABLE  SECURITIES

     In order to hire a highly qualified manager as contract labor, the Company agreed to exchange 163,034 shares of Company's Common Stock for 798,892 shares of USATalks.com, Inc. common stock. The value of the 798,892 shares at the time of exchange was $149,792. As of August 31, 2000, the value of the shares had decreased to $37,448. This unrealized loss of $112,344 is shown as a decrease in Stockholder's Equity.


NOTE  C  -  STOCK  SUBSCRIPTIONS  -  RELATED  PARTY

     The Company entered into an agreement with a related party, terms outlined in the Summary of Significant Account Policies of Related Parties and Joint Ventures, whereas the related party will purchase 2,400,000 shares of Common Stock for an agreed upon price of $2.50 per share.


NOTE  D  -  STOCK  SUBSCRIPTIONS

     The Company entered into an agreement with an investment company to issue 600,000 shares of Common Stock for a total price of $866,000, of which $780,000 was received as of August 31, 2000, and the remaining $86,000 was received in September 2000.

                                 ATN GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000


NOTE  E  -  ADVANCES  TOWARD  PURCHASE  OF  JOINT  VENTURE

     The Company entered into an agreement with a related party, terms outlined in the Summary of Significant Accounting Policies of Related Parties and Joint Ventures, whereas the Company has purchased a 49% ownership in the joint venture, ATN Korea, Ltd. with an option to purchase additional 11%, when the Korean government approves the transaction. As of August 31, 2000, the Company paid $550,000 towards the purchase of the joint venture.


NOTE  F  -  ADVANCES  TOWARD  PURCHASE  OF  NEW  TECHNOLOGY

     The Company entered into an agreement, dated April 22, 2000, with an inventor and other unrelated companies to purchase a new technology to compress digitized speech, data, and video. The other parties fail to perform their obligations under the original agreement, and the agreement was assigned and amended on September 21, 2000 with the inventor. Upon full performance of the agreement by the inventor, the Company will transfer 1,500,000 shares of Common Stock and entered into an employment contract. As of August 31, 2000, the Company paid $59,836 towards the purchase of the new technology and paid and additional $6,500 subsequent to the balance sheet date and previous to the audit date of October 9, 2000. As of October 9, 2000, the contract has not been fully performed by the inventor; therefore, the Company has issued the common stock, but holds the certificates in escrow awaiting full performance by the inventor.


NOTE  G  -  ADVANCE  PAYABLE

     Advancement from an unrelated party that was payable in 30 days from August 18, 2000, with options to extend, including interest at an undetermined rate, collateralized personally by the officers of the Company.

                                 ATN GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000


NOTE  H  -  CASH  FLOW  INFORMATION

     The Company had a noncash financing transaction relating to the issuance of 163,034 shares of Common Stock for receipt of marketable securities valued at $149,792. Refer to Note B - Marketable Securities for details.

     The Company had a noncash financing transaction relating to the issuance of 2,400,000 shares of Common Stock for Stock Subscriptions Receivable valued at $6,000,000. Refer to Note C - Stock Subscriptions - Related Party for details

     The Company had a noncash financing transaction relating to the issuance of 600,000 shares of Common Stock for Stock Subscriptions Receivable valued at $866,000. Refer to Note D - Stock Subscriptions for details.

     The Company had a noncash financing transaction relating to the issuance of 25,000,000 shares of Common Stock for Stock Subscriptions valued at $250,000 to officers and management contract labor.

     The Company had a noncash financing transaction relating to purchase of office furniture from an officer for a reduction in Stock Subscriptions valued at $25,000.

     The Company paid $-0- for interest and $-0- for income taxes for the eight months ending August 31, 2000.


Note  I  -  Subsequent  Events

     Subsequent to the balance sheet date of August 31, 2000, the company issued 10,000 shares of Common Stock for $50,000 on September 11, 2000 to an unrelated party.

     Refer to Note D - Stock Subscriptions for subsequent event related to receipt of cash on Stock Subscriptions Receivable.

     Refer to Note E - Advances Toward Purchase of Technology for subsequent events related to the purchase of new technology with cash.

     Refer to Note A - Summary of Significant Accounting Policies - Related Parties and Joint Ventures for subsequent event related to signing of a joint venture agreement.

     PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. ATN HAS NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.





                             ______________________

                                TABLE OF CONTENTS
                             _______________________


Where  You  Can  Find  More  Information . . . .
Forward-Looking  Statements. . . . . . . . . . .
Prospectus  Summary. . . . . . . . . . . . . . .
Risk  Factors. . . . . . . . . . . . . . . . . .
Use  of  Proceeds. . . . . . . . . . . . . . . .
Capitalization . . . . . . . . . . . . . . . . .
Dilution . . . . . . . . . . . . . . . . . . . .
Management's  Discussion  and  Analysis. . . . .
Business . . . . . . . . . . . . . . . . . . . .
Management . . . . . . . . . . . . . . . . . . .
Principal  Stockholder . . . . . . . . . . . . .
Certain  Transactions. . . . . . . . . . . . . .
Plan  of  Distribution . . . . . . . . . . . . .
Description  of  Capital  Stock. . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . .
Legal  Matters . . . . . . . . . . . . . . . . .
Index  to  Financial  Statements . . . . . . . .

                               [GRAPHIC  OMITTED]


ATN GROUP, INC.
WORLDWIDE DATA COMMUNICATIONS



                                2,000,000 SHARES

                                       OF

                                  COMMON STOCK




                               __________________

                                   PROSPECTUS
                               ___________________




                                OCTOBER 20 , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Under the provisions of the By-Laws of the Registrant and applicable provisions of the General Corporation Law of Nevada, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of the Registrant will be covered by officers' and directors' liability insurance, unless such coverage is cost prohibitive. The policy coverage is $ 5,000,000, which includes reimbursement for costs and fees. There will be a maximum aggregate deductible for each loss under the policy of $ 15,000,000. The Registrant has entered into Indemnification Agreements with each of its executive officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.

ITEM  25.       OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC  Registration  Fee . . . . . . . . . . . . . . . . . .      $    5,213
Blue  Sky  Fees  and  Expenses . . . . . . . . . . . . . .          60,000*
Accounting  Fees  and  Expenses . . . . . . . . . . . . .           60,000*
Legal  Fees  and  Expenses . . . . . . . . . . . . . . . .          70,000*
Printing  and  Engraving . . . . . . . . . . . . . . . . .          40,000*
Miscellaneous . . . . . . . . . . . . . . . . . . . . . .           14,787*
                                                                -----------
       Total . . . . . . . . . . . . . . . . . . . . . . .        $250,000
__________
*Estimated

ITEM  26.       RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In February 2000, the Registrant entered into a private placement of its shares of common stock with Grand Oriental Asia, Ltd. It was felt that this transaction helped solidify the position of Registrant in the Asian market. 2,400,000 shares of common stock were subscribed by Grand Oriental Asia, Ltd. At $2.50 per common share.

     In March 2000, the Registrant agreed to a private sale of 600,000 common shares at prices which vary from $2.50 per common share to $5.00 per common share. Registrant also agreed to allow payments for this stock over the period from March 2000 to July 2000. Funds from this private sale were used to fund development operations.

     Each of the foregoing transactions was effected by the Company without the assistance of underwriters or brokers. Accordingly, no underwriting discounts or commissions were paid.

     Each of the issuances of securities described above was exempt from the registration requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2). Each of issuances was effected only to accredited investors. Each purchaser received a disclosure document prior to purchasing such securities.

                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

ITEM 27.  EXHIBITS.

Number    Description
------    -----------

3.1       Certificate  of  Incorporation  of  the  Registrant.
3.2       Bylaws  of  the  Registrant.
4.1       Specimen  Common  Stock  Certificate.
5.1 Opinion and Consent of Cokinos, Bosien & Young regarding the legality of the securities being registered.
10.1      2000  Stock  Option  Plan.
10.2      Employment  Agreement  between  the Registrant and E. Robert Gates.
10.3      Employment  Agreement  between  the  Registrant  and  Tag Chong Kim.
10.4 Form of Indemnification Agreement between the Registrant and its executive officers and directors
10.5      Form  of  Subscription  Agreements  for  this  offering.
10.6      Escrow  Agreement  between  Registrant  and  South  Trust  Bank
23.1      Consent  of  Greg  Shelton,  CPA.



ITEM 28.  UNDERTAKINGS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
     (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


                            THE BALANCE OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Memphis, State of Tennessee on the 23rd day of October, 2000.

                                  ATN  Group,  Inc.

                                  By:
                                       -----------------------------------------
                                       Vice Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints E. Robert Gates, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable ATN Group, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on October 23, 2000

Signatures                              Title
----------                              -----


                                        Vice  Chairman, Chief Executive Officer,
-----------------------------           Secretary  and  Director
                                        (Principal  Executive  Officer)


                                        Chairman  of  the  Board  and  Director
-----------------------------


                                        Acting  Chief  Financial  Officer
-----------------------------           (Principal  Financial  and  Accounting
                                        Officer)